UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

GERON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

March 24, 2017

Dear Geron Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Geron Corporation to be held on Tuesday, May 9, 2017, at 4:00 p.m., Pacific Daylight Time, at Geron’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. In addition, we will be hosting the meeting via conference call which can be accessed via telephone by dialing 877-303-9139 (U.S.); 760-536-5195 (international). The passcode is 68816558. A live audio-only webcast will also be available at http://edge.media-server.com/m/p/h9gt9885.

As permitted by the rules of the Securities and Exchange Commission, we are pleased to furnish our proxy materials to stockholders primarily over the Internet. Consequently, most stockholders will receive a notice with instructions for accessing proxy materials and voting via the Internet, instead of paper copies of proxy materials. However, this notice will provide information on how stockholders may obtain paper copies of proxy materials if they choose. Stockholders who continue to receive hard copies of proxy materials may help us reduce costs by opting to receive future proxy materials by e-mail.

At this year’s Annual Meeting, the agenda includes the following items:

•	election of Directors;

•	advisory vote to approve named executive officer compensation;

•	advisory vote to approve the frequency of holding future advisory votes on executive compensation; and

•	ratification of Ernst & Young LLP as our independent registered public accounting firm.

Your vote is important to us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, as promptly as possible. If you attend the Annual Meeting, you will have the right to vote your shares in person.

Thank you for your ongoing support of, and continued interest in, Geron Corporation.

Sincerely,

John A. Scarlett, M.D.
President and Chief Executive Officer

GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 9, 2017

To the Stockholders of Geron Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of GERON CORPORATION, a Delaware corporation (the “Company”), will be held on May 9, 2017, at 4:00 p.m., Pacific Daylight Time, at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. Stockholders may also access the meeting via telephone by dialing 877-303-9139 (U.S.); 760-536-5195 (international). The passcode is 68816558. A live audio-only webcast will also be available at http://edge.media-server.com/m/p/h9gt9885. The meeting will be held for the following purposes:

1.	To elect the three nominees for director named in the accompanying proxy statement, or the Proxy Statement, to hold office as Class III members of the Board of Directors until the 2020 annual meeting of stockholders;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement;

3.	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation;

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 13, 2017, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time.

Your Vote Is Important To Us. Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope, as promptly as possible. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Stephen N. Rosenfield

Executive Vice President, General Counsel

and Corporate Secretary

Menlo Park, California

March 24, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 9, 2017:

Letter to Stockholders, Notice and 2017 Proxy Statement, and 2016 Annual Report on Form 10-K are available at

www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO SUBMIT
YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION

149 Commonwealth Drive, Suite 2070

Menlo Park, CA 94025

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You are receiving this annual meeting information and Proxy Statement from us because you owned shares of common stock of Geron Corporation, a Delaware corporation (“Geron”, the “Company”, “we” or “us”), as of March 13, 2017, the record date for our 2017 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 9, 2017, at 4:00 p.m., Pacific Daylight Time, at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025 or at any adjournment or postponement thereof. The Geron Board of Directors (the “Board”), has made these materials available to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting. You may vote by proxy over the Internet or by phone, or by mail if you requested printed copies of the proxy materials.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to proxy materials via the Internet. Accordingly, we are sending by mail only a Notice of Availability of Proxy Materials (the “Notice”) to certain of our stockholders of record and posting our proxy materials online at www.proxyvote.com. Stockholders who previously requested to receive hard copies of proxy materials will receive a full set of proxy materials, instead of the Notice. We intend to distribute the Notice and the proxy materials on or about March 28, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

What does it mean if I receive more than one set of proxy materials or more than one Notice, or combination thereof?

If you receive more than one set of proxy materials, or more than one Notice or a combination thereof, your shares may be registered in more than one name or may be registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail other than the Notice unless you request paper copies. This Proxy Statement and Geron’s 2016 Annual Report on Form 10-K are available at www.proxyvote. com. You may request a full set of proxy materials be sent to your specified postal or email address as follows:

•	by telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	by Internet: go to www.proxyvote.com and follow the instructions; or

•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 12-Digit Control Number located in your Notice in the subject line.
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To sign up for electronic delivery of proxy materials, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card, to vote using the Internet and, when prompted, indicate that you agree to receive or access future stockholder communications electronically. Alternatively, you can go to www.proxyvote.com and enroll for online delivery of proxy materials. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters described in this Proxy Statement. In addition, following the meeting, management will report on current events at Geron and respond to questions from stockholders.

How can I participate in the Annual Meeting?

All stockholders are cordially invited to attend the Annual Meeting in person at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025. For directions to attend the Annual Meeting, please contact our Investor Relations department at (650) 473-7765 or by email at investor@geron.com.

If you cannot attend the meeting in person, you may participate via telephone by dialing 877-303-9139 (U.S.); 760-536-5195 (international). The passcode is 68816558. We recommend that you dial in at least 10 minutes early to minimize any delay in joining the meeting. Participants via telephone will also have an opportunity to ask questions during the meeting.

The Annual Meeting will also be available via the Internet in a live audio-only webcast available at http:// edge.media-server.com/m/p/h9gt9885. The audio webcast of the Annual Meeting will be available for replay approximately one hour following the live meeting through June 9, 2017. Since the webcast is audio-only, participants will be unable to ask questions in this forum.

Who can vote at the Annual Meeting?

Only holders of record at the close of business on March 13, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, we had 159,158,636 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The stock transfer books will not be closed between the Record Date and the Annual Meeting date. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of ten days prior to the Annual Meeting and during the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

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What am I voting on at the Annual Meeting? How many votes are needed to approve a proposal? What is the Board’s recommendation on each of the proposals?

You are being asked to vote on four proposals, as follows:

Proposal Number	Proposal	Votes Required to Approve Proposal	Board Recommends
1	To elect the three nominees for director named in this Proxy Statement to hold office as Class III members of our Board of Directors until the 2020 annual meeting of stockholders.	The three nominees receiving the most “FOR” votes properly cast in person or by proxy will be elected. Only votes “FOR” or “WITHHOLD” will affect the outcome of the vote. However, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.	FOR ALL director nominees
2	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	The affirmative vote of the holders of a majority of the shares present or represented, in person or by proxy, at this meeting. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on this proposal. However, this proposal is advisory and non-binding upon us.	FOR
3	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation.	The option of every one, two or three years that receives the votes of the holders of a majority of the shares present or represented, in person or by proxy, at this meeting will be considered the frequency approved by our stockholders. Abstentions will be counted towards the vote total, but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote. Broker non-votes will have no effect on this proposal. However, this proposal is advisory and non-binding upon us.	EVERY 1 YEAR
4	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	The affirmative vote of the holders of a majority of the shares present or represented, in person or by proxy, at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.	FOR
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What are the choices in voting?

For Proposal 1, you may either vote “FOR” all nominees to the Board of Directors or you may “WITHHOLD” your vote for all nominees or any nominee you specify. For Proposals 2 and 4, you may vote “FOR” the proposal or “AGAINST” the proposal or “ABSTAIN” from voting on the proposal. For Proposal 3, you may vote to hold an advisory vote on executive compensation every “1 YEAR”, “2 YEARS” or “3 YEARS”, or you may “ABSTAIN” from voting on the proposal.

Could other matters be decided at the Annual Meeting?

Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by our stockholders, and we have not received notice of any such proposals. If any other matter were to be properly submitted for a vote at the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How do I vote my shares and what are the voting deadlines?

Please refer to the proxy card for instructions on, and access information for, voting by telephone, over the Internet or by mail.

Stockholder of Record: Shares Registered In Your Name

You are a stockholder of record if, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, there are several ways for you to vote your shares.

•	Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 8, 2017.

•	By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2017.

•	By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the postage-paid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 8, 2017 to be voted at the Annual Meeting.

•	During the Annual Meeting. Stockholders may also submit their vote if they attend the Annual Meeting in person.

The Internet and telephone voting procedures described above, which comply with Delaware law, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

You are a beneficial owner, if on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and not in your name. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. Being a beneficial owner means that, like most stockholders, your shares are held in “street name” and these proxy materials are being forwarded to you by that organization.

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As a beneficial owner, you should have received a Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. To vote during the 2017 Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, and attend the meeting in person to submit your vote.

If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to only one of the proposals. For more information, see the sub-section “What are broker non-votes?”.

Geron Plan Participants

As trustee of the Geron 401(k) Plan, Prudential Bank and Trust FSB will receive a proxy that incorporates all the shares owned by the Geron 401(k) Plan and will vote such proxy as directed by the Geron 401(k) sponsor.

Shares purchased through the 1996 Employee Stock Purchase Plan and the 2014 Employee Stock Purchase Plan will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

What if I return a proxy card, but do not make any specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the Internet, over the telephone or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in line with the above Board recommendations. If any other matter is properly presented at the 2017 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. See “What are “broker non-votes”?” below. We encourage you to provide voting instructions to the organization that holds your shares to ensure your vote is counted on all proposals.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares on how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of Geron Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee on how to vote to ensure that your vote is counted on each of the proposals.

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Which ballot measures are considered “routine” or “non-routine?”

The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 4) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal 4. The election of directors (Proposal 1), the advisory vote on the compensation of our named executive officers (Proposal 2) and the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposals 1, 2 and 3.

Can I revoke or change my vote after I submit my proxy?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on May 8, 2017, will be counted;

•	attending the Annual Meeting in person and voting again; or

•	delivering a written revocation to our Corporate Secretary at Geron’s offices, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

How will your proxy be counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “FOR,” “WITHHOLD” and broker non-votes with respect to Proposal No. 1 regarding the election of directors, and, with respect to Proposal Nos. 2 and 4, “FOR” and “AGAINST” votes, abstentions and broker non-votes. With respect to Proposal No. 3, the Inspector of Election will separately count “1 YEAR,” “2 YEARS” and “3 YEARS” frequency votes, as well as abstentions and broker non-votes.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. In addition, all comments written on a proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by Geron in a Current Report on Form 8-K, filed with the SEC, that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by our directors, officers, or other regular employees, or at our request, by Alliance Advisors, LLC. No additional compensation will be paid to directors, officers or other regular employees for such services, but Alliance Advisors will be paid its customary fee, estimated to be $6,000, to render solicitation services.

When are stockholder proposals due for next year’s Annual Meeting?

See the sub-section entitled “Stockholder Nominations and Proposals for 2018 Annual Meeting” under the section entitled “Other Matters”.

How can I obtain a copy of Geron’s Annual Report on Form 10-K?

We will mail to you without charge, upon written request, a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016, as well as a copy of any exhibit specifically requested. Requests should be sent to: Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025. A copy of our Annual Report on Form 10-K has also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov). You may also view and download our 2016 Annual Report on Form 10-K on our website at www.geron.com as well as www.proxyvote.com.

What is householding and how does it affect me?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement and 2016 Annual Report on Form 10-K or the Notice may have been sent to multiple stockholders in a stockholder’s household. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate copies of the proxy statement, annual report or the notice of internet availability of proxy materials, please notify your broker or our Investor Relations department. We will promptly deliver copies of the Proxy Statement and our 2016 Annual Report on Form 10-K or the Notice to any stockholder who contacts our Investor Relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, requesting such copies. If you receive multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for your household in the future, you should contact your broker, other nominee record holder, or our Investor Relations department to request a single copy of the proxy statement and annual report.

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MATTERS TO BE CONSIDERED AT THE 2017 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our Board currently consists of seven directors, six of whom are “independent”, as that term is defined by NASDAQ Rule 5602(a)(2), and one of whom is an executive officer of the Company. Our Bylaws provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office so that one class of the Board is elected annually, and each class of directors stands for election every three years. Our Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

The term of office of the Class III directors, Karin Eastham, V. Bryan Lawlis, Ph.D., and Susan M. Molineaux, Ph.D., will expire at the Annual Meeting in May 2017. Proxies may only be voted for the three Class III directors nominated for election at the Annual Meeting. The Class I directors, John A. Scarlett, M.D., and Robert J. Spiegel, M.D., FACP, have one year remaining on their terms of office. The Class II directors, Hoyoung Huh, M.D., Ph.D., and Daniel M. Bradbury have two years remaining on their terms of office.

The following table provides summary information about each director nominee and continuing director as of January 31, 2017:

			Committee Memberships
Name and Principal Position	Age	Independent	AC	CC	NG	Other Public Boards
2017 Director Nominees:
Karin Eastham	67	Yes	C, FE	M		2
Retired C.P.A.
Independent Director
V. Bryan Lawlis, Ph.D.	65	Yes	M	M		2
Independent Director
Susan M. Molineaux, Ph.D.	63	Yes			C	2
President, Chief Executive Officer and
Director, Calithera Biosciences, Inc.
Independent Director
Continuing Directors:
Daniel M. Bradbury	55	Yes	M, FE		M	3
Independent Director
Hoyoung Huh, M.D., Ph.D.	47	Yes			M	2
Chairman of the Board
Independent Director
John A. Scarlett, M.D.	66	No				2
President and Chief Executive Officer
Robert J. Spiegel, M.D., FACP	67	Yes		C		2
Independent Director

AC: Audit Committee	CC: Compensation Committee	NG: Nominating and Corporate Governance Committee

C: Chair	M: Member	FE: Financial Expert
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NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three Year Term Expiring at the

2020 Annual Meeting

The Board has selected three nominees for Class III directors, all of whom are currently directors of Geron and were previously elected by the stockholders.

Set forth below is a brief biography of each nominee for Class III director, the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that each nominee for Class III director should continue to serve as a director. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Class III Director Nominees (Term Expiring at the 2020 Annual Meeting)

Karin Eastham

•	Experience

Ms. Eastham has served as a director of Geron since March 2009. Ms. Eastham also serves as a director for MorphoSys AG, a Frankfurt Stock Exchange-listed biotechnology company, since May 2012; Illumina, Inc., a manufacturer of life science tools and reagents, since July 2004; and Veracyte, Inc., a molecular diagnostics company, since December 2012. Ms. Eastham also served as a director of Trius Therapeutics, Inc., a biopharmaceutical company, from 2009 until its sale in 2013; Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, from 2005 until its sale in 2012; and Genoptix, Inc., a provider of specialized laboratory services, from 2008 until its sale in 2011. From 1976 until her retirement in September 2008, Ms. Eastham has held several senior management positions in finance in the biopharmaceutical industry, including with the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research; Diversa Corporation, a biotechnology company; CombiChem, Inc., a computational chemistry company; Cytel Corporation, a biopharmaceutical company; and Boehringer Mannheim Corporation, a biopharmaceutical company. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a retired Certified Public Accountant.

•	Qualifications

In considering the nomination of Ms. Eastham for re-election to the Board, the Board and the Nominating and Corporate Governance Committee considered Ms. Eastham’s financial expertise and deep business experience, as well as her demonstrated commitment to our Board and her extensive knowledge of Geron’s business and strategies, based on her service on Geron’s Board since 2009. The Board believes Ms. Eastham’s understanding of biotechnology companies, combined with her business leadership and financial experience, her contributions to the Board’s understanding of corporate governance and strategy for life science companies through her experience as a director in the biopharmaceutical industry, and her extensive senior management experience in the biopharmaceutical industry, particularly in key corporate finance and accounting positions, qualifies Ms. Eastham to be nominated as a director. Ms. Eastham brings more than 35 years of experience in financial and operations management, business development, strategic planning and corporate governance to Geron’s Board, enabling her to provide key insights on strategic and financial planning to the Board.
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•	Geron Committee Memberships

	-	Audit Committee (Chair)

	-	Compensation Committee

•	Other Current Public Company Boards

	-	Illumina, Inc.

	-	Veracyte, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	Trius Therapeutics, Inc.

	-	Amylin Pharmaceuticals, Inc.

V. Bryan Lawlis, Ph.D.

•	Experience

Dr. Lawlis has served as a director of Geron since March 2012. He also serves as a director for BioMarin Pharmaceutical, Inc., a biopharmaceutical company specializing in rare genetic diseases, since June 2007; Coherus BioSciences, Inc., a biologics platform company specializing in biosimilars, since May 2014; and at several privately-held biotechnology companies. From August 2013 to September 2014, Dr. Lawlis served as a director for KaloBios Pharmaceuticals, Inc., a biopharmaceutical company specializing in customized antibodies for the treatment of human disease. Dr. Lawlis was also the President and Chief Executive Officer of Itero Biopharmaceuticals LLC, a privately-held, early stage biopharmaceutical company that he co-founded, from 2006 to 2011, and has served as an advisor to Phoenix Venture Partners, a venture capital firm specializing in manufacturing technologies, since October 2015. Dr. Lawlis has held several senior management positions in the biopharmaceutical industry, including President and Chief Executive Officer of Aradigm Corporation, a specialty drug company focused on drug delivery technologies, and President and Chief Executive Officer of Covance Biotechnology Services, a contract biopharmaceutical manufacturing operation, which he co-founded. Dr. Lawlis holds a B.A. in microbiology from the University of Texas at Austin and a Ph.D. in biochemistry from Washington State University.

•	Qualifications

The Board believes Dr. Lawlis’ extensive experience in manufacturing biotechnology and other pharmaceutical products, as well has his expertise in the research and development of drug products and in the management and conduct of clinical trials and drug regulatory processes, qualifies Dr. Lawlis to be nominated as a director.

•	Geron Committee Memberships

	-	Audit Committee

	-	Compensation Committee

•	Other Current Public Company Boards

	-	BioMarin Pharmaceutical, Inc.

	-	Coherus Biosciences, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	KaloBios Pharmaceuticals, Inc.
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Susan M. Molineaux, Ph.D.

•	Experience

Dr. Molineaux has served as a director of Geron since September 2012. She has been Chief Executive Officer and President and a director of Calithera Biosciences, Inc., a biotechnology company developing oncology therapeutics, since co-founding the company in June 2010. Since April 2015, she has also served as a director for Theravance Biopharma, Inc., a biopharmaceutical company located in South San Francisco, where she is a member of the Science and Technology Committee, and as a Scientific Advisor to Lightstone Ventures, a private life sciences investment company, since September 2016. Prior to Calithera, Dr. Molineaux co-founded Proteolix, Inc., a privately-held oncology-oriented biopharmaceutical company, where she served as Chief Scientific Officer from December 2003 until December 2005 and from February 2009 until November 2009, and as President and Chief Executive Officer from January 2006 until February 2009, until the company’s acquisition by Onyx Pharmaceuticals, Inc., a global oncology-oriented biopharmaceutical company, in November 2009. Previously, Dr. Molineaux held several senior management positions in the biopharmaceutical industry, including Vice President of Biology at Rigel Pharmaceuticals, Inc., a biopharmaceutical company focused on inflammatory and autoimmune diseases; Vice President of Biology at Praelux, Inc., a biopharmaceutical company; and Vice President of Drug Development at Praecis Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company. Dr. Molineaux holds a B.S. in biology from Smith College, a Ph.D. in molecular biology from Johns Hopkins University, and completed a postdoctoral fellowship at Columbia University.

•	Qualifications

Dr. Molineaux has demonstrated her ability to dedicate sufficient time and focus on her duties as a director of Geron, including her role as Chair of our Nominating and Corporate Governance Committee. As President and director of Calithera, Dr. Molineaux does not serve on any Calithera board committees, and accordingly serves only on board committees for Geron and Theravance. In the past year, Dr. Molineaux has attended 100% of the meetings for Geron’s Board and Nominating and Corporate Governance Committee, and all of the meetings for Theravance’s board and Science and Technology Committee. Dr. Molineaux’s duties on Theravance’s Science and Technology Committee are limited in scope and therefore our Board believes that her membership on that committee does not interfere with her ability to reliably devote time to Geron’s Board, as well as Geron’s Nominating and Corporate Governance Committee. In accordance with our Board’s standard practice, Dr. Molineaux reviews scheduled Geron Board and committee meeting dates a year in advance to confirm availability to participate and attend all Board and committee meetings. All the companies for which she serves as a director are located in the San Francisco Bay Area, enabling her to travel and regularly attend Geron’s Board and committee meetings. Dr. Molineaux does not serve on the board of any privately-held companies.

The Board believes Dr. Molineaux’s extensive experience in pharmaceutical and oncology drug development, and her expertise in managing and conducting clinical trials, qualifies Dr. Molineaux to be nominated as a director. The Board and the Nominating and Corporate Governance Committee also believe that Dr. Molineaux provides great value to the Board and contributes significantly to discussions and decision-making. Dr. Molineaux has extensive experience in the biotechnology industry, with current executive experience at Calithera. Accordingly, the Board believes that Dr. Molineaux should be nominated to serve as a director based upon her business and scientific expertise acquired in successfully holding executive and leadership positions in biotechnology companies, and her demonstrated reliability and commitment to service on our Board and Nominating and Corporate Governance Committee. Dr. Molineaux’s knowledge of the biotechnology industry and business, and healthcare related issues, combined with her experience as the chief executive officer of a public company, position her well to be nominated to serve as a member of Geron’s Board.

•	Geron Committee Memberships

	-	Nominating and Corporate Governance Committee (Chair)
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•	Other Current Public Company Boards

	-	Calithera Biosciences, Inc.

	-	Theravance BioPharma, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	None

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy at the meeting. The three nominees receiving the highest number of “FOR” votes properly cast in person or by proxy at the meeting will be elected as a Class III director of Geron. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for election. Broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes are counted. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Nominating and Corporate Governance Committee and Board may propose.

Although the election of directors at the Annual Meeting is uncontested and directors are elected by a plurality of votes cast, and we therefore expect that each of the named nominees for director will be elected at the Annual Meeting, under our Corporate Governance Guidelines, any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “WITHHOLD” votes from his or her election than votes “FOR” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.

The Board of Directors Unanimously Recommends That Stockholders

Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Set forth below is a brief biography of each continuing director composing the remainder of the Board with terms expiring as shown, including the periods during which they have served as a director of Geron, and information furnished by them as to principal occupations and public company directorships held by them. The biographies below also include a discussion of the specific experience, qualifications, attributes or skills of each continuing director that led the Nominating and Corporate Governance Committee and the Board to conclude, as of the date of this Proxy Statement, that the applicable director should continue to serve as a director.

Class I Directors (Term Expiring at the 2018 Annual Meeting)

John A. Scarlett, M.D.

•	Experience

Dr. Scarlett has served as our Chief Executive Officer and a director since joining Geron in September 2011 and President since January 2012. Dr. Scarlett also serves as a director for Chiasma, Inc., a biopharmaceutical company focused on transforming injectable drugs into oral medications, since February 2015, and CytomX Therapeutics, Inc., an emerging medical technology company, since June 2016. Prior to joining Geron, Dr. Scarlett served as President, Chief Executive Officer and a member
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of the board of directors of Proteolix, Inc., a privately-held, oncology-oriented biopharmaceutical company, from February 2009 until its acquisition by Onyx Pharmaceuticals, Inc., an oncology-oriented biopharmaceutical company, in November 2009. From February 2002 until its acquisition by Ipsen, S.A. in October 2008, Dr. Scarlett served as the Chief Executive Officer and a member of the board of directors of Tercica, Inc., an endocrinology-oriented biopharmaceutical company, and also as its President from February 2002 through February 2007. From March 1993 to May 2001, Dr. Scarlett served as President and Chief Executive Officer of Sensus Drug Development Corporation. In 1995, he co-founded Covance Biotechnology Services, Inc., a contract biopharmaceutical manufacturing operation, and served as a member of its board of directors from inception to 2000. From 1991 to 1993, Dr. Scarlett headed the North American Clinical Development Center and served as Senior Vice President of Medical and Scientific Affairs at Novo Nordisk Pharmaceuticals, Inc., a wholly-owned subsidiary of Novo Nordisk A/S. Dr. Scarlett received his B.A. degree in chemistry from Earlham College and his M.D. from the University of Chicago, Pritzker School of Medicine.

•	Qualifications

As the only management representative on the Board, Dr. Scarlett brings management’s perspective to Board discussions about Geron’s business and strategic direction. In addition, the Board believes Dr. Scarlett’s deep understanding of what makes businesses work effectively and efficiently, as well as his medical background and extensive drug development experience, which provides substantial understanding of potential clinical product opportunities, qualifies Dr. Scarlett to serve as a director.

•	Geron Committee Memberships

	-	None

•	Other Current Public Company Boards

	-	Chiasma, Inc.

	-	CytomX Therapeutics, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	None

Robert J. Spiegel, M.D., FACP

•	Experience

Dr. Spiegel has served as a director of Geron since May 2010. Dr. Spiegel currently serves as an Associate Fellow at the University of Pennsylvania Center for Bioethics; and as an Associate Professor at the Weill Cornell Medical School. He is also a director of Edge Therapeutics, Inc., a biopharmaceutical company, since August 2013; Sucampo Pharmaceuticals, Inc., a biopharmaceutical company, since January 2015; and Avior Computing Corporation, a privately-held governance risk and compliance process technology company. He served as a director for Talon Therapeutics, Inc., a biopharmaceutical company, from July 2010 to July 2013; Capstone Therapeutics Corp., a biotechnology company, from May 2010 to January 2012; the Cancer Institute of New Jersey from 1999 to 2009; and Cancer Care New Jersey from 1995 to 2011. From March 2011 to April 2016, Dr. Spiegel served as Chief Medical Officer of PTC Therapeutics, Inc., a biopharmaceutical company focused on discovering and developing treatments for rare and neglected disorders. In 2009, after 26 years with the Schering-Plough Corporation (now Merck & Co.), a global healthcare company, Dr. Spiegel retired as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation. His career at Schering-Plough involved various positions, including Director of clinical research for oncology, Vice President of clinical research, and Senior Vice President of worldwide clinical research. Following a residency in internal medicine, Dr. Spiegel completed a fellowship in medical oncology at the National Cancer Institute, and from 1981 to 1999 he held academic positions at the National Cancer Institute and New York University Cancer Center. Dr. Spiegel holds a B.A. from Yale University and an M.D. from the University of Pennsylvania.
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•	Qualifications

The Board believes Dr. Spiegel’s extensive medical experience developing oncology products, his deep understanding of pharmaceutical research and development, and broad expertise in gaining regulatory approval for drug candidates, enhances the Board’s ability to critically assess the progress and potential of imetelstat, and qualifies Dr. Spiegel to serve as a director.

•	Geron Committee Memberships

	-	Compensation Committee (Chair)

•	Other Current Public Company Boards

	-	Edge Therapeutics, Inc.

	-	Sucampo Pharmaceuticals, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	Talon Therapeutics, Inc.

	-	Capstone Therapeutics Corporation

Class II Directors (Term Expiring at the 2019 Annual Meeting)

Hoyoung Huh, M.D., Ph.D.

•	Experience

Dr. Huh has been the Chairman of the Board since September 2011, served as our interim Executive Chairman from February 2011 to September 2011, and has served as a director of Geron since May 2010. He is also Chairman of the board of directors of CytomX Therapeutics, Inc., an emerging medical technology company, since February 2012, and a director of AntriaBio, Inc., a biopharmaceutical company focused on developing therapies for diabetes, since January 2013. Additionally, Dr. Huh serves on the boards of directors of several privately-held companies. Dr. Huh served as a director of ADDEX Pharmaceuticals, a pharmaceutical discovery and development company, from May 2011 to May 2014; as Chairman of the board of directors and Chief Executive Officer of BiPar Sciences, Inc., a wholly-owned subsidiary of Sanofi-Aventis, a global pharmaceutical company, from February 2008 to December 2011; as a director of Facet Biotech, a wholly-owned subsidiary of Abbott, a global, broad-based health care company, from September 2009 to April 2010; and as a director of Nektar Therapeutics, a clinical-stage biopharmaceutical company, from February 2008 to May 2009. Dr. Huh has held several senior management positions in the biopharmaceutical industry, including President and Chief Executive Officer at BiPar and Chief Operating Officer and Senior Vice President of Business Development and Marketing at Nektar. Prior to Nektar, Dr. Huh was a partner at McKinsey & Company, a global management consulting firm, where he was in the biotechnology and biopharmaceutical sectors. Prior to McKinsey, he held positions as a physician and researcher at Cornell University Medical College and Sloan-Kettering Cancer Center. Dr. Huh holds an A.B. in biochemistry from Dartmouth College and an M.D. and Ph.D. in genetics and cell biology from Cornell University Medical College and Sloan-Kettering Institute.

•	Qualifications

The Board believes Dr. Huh’s management and operational experience as President and Chief Executive Officer of BiPar Sciences and Chief Operating Officer of Nektar Therapeutics, his significant expertise in implementing strategic and line management initiatives at McKinsey and his knowledge of biotechnology and pharmaceutical collaborations, qualifies Dr. Huh to serve as a director and Chairman of the Board.
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•	Geron Committee Memberships

	-	Nominating and Corporate Governance Committee

•	Other Current Public Company Boards

	-	CytomX Therapeutics, Inc.

	-	AntriaBio, Inc.

•	Former Public Company Directorships Held in the Past Five Years

	-	ADDEX Pharmaceuticals

Daniel M. Bradbury

•	Experience

Mr. Bradbury has served as a director of Geron since September 2012. He also serves as a director for Illumina, Inc., a manufacturer of life science tools and reagents, since January 2004; Corcept Therapeutics Incorporated, a company focused on the discovery and development of drugs that regulate the effects of cortisol, since October 2012; Biocon Ltd., an Indian biopharmaceutical company, since April 2013; and Intercept Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of novel therapeutics for non-viral liver diseases, since July 2016. Mr. Bradbury also served on the board of directors of BioMed Realty Trust, Inc., a real estate investment trust focused on providing real estate to the life science industry, from January 2013 to January 2016 and Syngene International Ltd., an Indian contract research manufacturing organization, from April 2013 to May 2016. Mr. Bradbury is also a member of the board of trustees of the Keck Graduate Institute. He also serves on the University of California San Diego, Rady School of Management’s Advisory Council, Investor Growth Capital Advisory Board and the BioMed Ventures Advisory Committee. Mr. Bradbury held several senior positions at Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, including Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012. In addition, Mr. Bradbury served as a member of the board of directors of Amylin from June 2006 until August 2012. Prior to joining Amylin, he spent ten years at SmithKline Beecham Pharmaceuticals, a pharmaceutical company, holding a number of sales and marketing positions. He received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.

•	Qualifications

The Board believes that Mr. Bradbury’s extensive experience in the biopharmaceutical industry, together with his experience in the research, development and commercialization of pharmaceutical drug products, qualifies Mr. Bradbury to serve as a director. Mr. Bradbury brings significant experience in leadership positions at biopharmaceutical companies, making his perspective on the pharmaceutical industry and healthcare related issues valuable to Geron’s Board.

•	Geron Committee Memberships

	-	Audit Committee

	-	Nominating and Corporate Governance Committee

•	Other Current Public Company Boards

	-	Illumina, Inc.

	-	Corcept Therapeutics, Inc.

	-	Intercept Pharmaceuticals, Inc.
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•	Former Public Company Directorships Held in the Past Five Years

	-	Amylin Pharmaceuticals, Inc.

	-	BioMed Realty Trust, Inc.

BOARD LEADERSHIP AND GOVERNANCE

We have an ongoing commitment to excellence in corporate governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and NASDAQ, and implement additional corporate governance practices that we believe are in the best interest of Geron and our stockholders.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that set forth key principles to guide the operation of the Board and its committees in the exercise of their responsibilities to serve the interests of Geron and our stockholders. The current form of the Corporate Governance Guidelines can be found on the Corporate Governance page under the Investor Relations section of our website at www.geron.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to our Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025.

Board Independence

In accordance with NASDAQ listing standards and Geron’s Corporate Governance Guidelines, a majority of the members of our board of directors must qualify as “independent” as defined by NASDAQ Rule 5605(a)(2). In keeping with these guidelines, a member of our Board may serve as a director of another company only to the extent such position does not conflict or interfere with such person’s service as a director of Geron. The Board consults with our counsel to ensure that the Board’s determinations regarding Board independence are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time-to-time.

Consistent with these considerations, our Board has determined affirmatively that all nominees for election at the Annual Meeting and all current and continuing directors, with the exception of Dr. Scarlett, our current President and Chief Executive Officer, are independent, meeting the objective requirements set forth by the SEC and NASDAQ, and having no relationship, direct or indirect, to Geron other than as stockholders or through their service on the Board. The Board regularly meets in executive sessions without the presence of Dr. Scarlett, the sole non-independent director, or management.

There are no family relationships between any director and any of our executive officers. There are no arrangements or agreements relating to compensation provided by a third party to any member of our Board, including current nominees for director, in connection with their candidacy or board service to us.

Board Leadership Structure

The Board has an independent Chair, Dr. Huh, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of Geron. As a result, we believe that having an independent Board Chair enhances the effectiveness of the Board as a whole, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of Geron and our stockholders.

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In accordance with our Corporate Governance Guidelines, if the Board appoints a Board Chair that does not qualify as an independent director, the Board will then appoint a Lead Independent Director.

Board Committees and Meetings

It is Geron’s policy to encourage directors to attend annual meetings of stockholders. All of our current directors attended our 2016 Annual Meeting. During the fiscal year ended December 31, 2016, the Board held six meetings. The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2016, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served during the portion of the last fiscal year for which he or she was a director or committee member.

Below is a description of each committee of the Board. Each of the committees has authority to engage and determine the compensation for legal counsel or other experts or consultants, as it deems appropriate, to assist with fulfilling its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgement with regard to Geron.

Audit Committee

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter is available on our website at www.geron.com. The Audit Committee held eight meetings in 2016 and acted once by unanimous written consent. The Audit Committee’s responsibilities include:

•	appointing or terminating, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services and the terms of such services to be provided by our independent registered public accounting firm;

•	reviewing the plan and scope of the annual audit of financial statements with the independent registered public accounting firm and members of management;

•	reviewing and discussing with management and/or the independent registered public accounting firm, prior to public disclosure, our annual and quarterly financial statements and related disclosures in our Forms 10-K, Forms 10-Q, and earnings press releases, including critical accounting policies and practices used by us and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring our internal control over financing reporting and disclosure controls and procedures, including reviewing management’s assessment and disclosures related to any significant changes, material weaknesses or significant deficiencies;

•	overseeing compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters, including our insider trading compliance program;

•	establishing policies and procedures for the receipt and retention of whistleblower complaints and concerns and overall compliance with our Code of Conduct;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•	reviewing and approving or ratifying any related party transactions; and

•	overseeing financial and operation risk exposures and the actions management has taken to limit, monitor and control such exposures.
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The Board has determined that all of the members of the Audit Committee are financially literate and that two members of the Audit Committee, Ms. Eastham and Mr. Bradbury, have accounting and financial management expertise that qualifies each as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. See more information about the Audit Committee in the section entitled “Audit Committee Report”.

Compensation Committee

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Compensation Committee charter is available on our website at www.geron.com. The charter of the Compensation Committee allows it to delegate responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our certificate of incorporation, Bylaws, NASDAQ rules and Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held six meetings in 2016. The Compensation Committee’s responsibilities include:

•	establishing and overseeing our executive compensation philosophy and strategy;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and other compensatory arrangements for our executive management team, including our Chief Executive Officer;

•	annually reviewing and recommending to the full Board corporate goals and objectives relevant to the compensation of our executive management team, including our Chief Executive Officer;

•	based upon an annual evaluation of the performance of our Named Executive Officers, reviewing and approving, or making recommendation to the full Board with respect to, the compensation of our executive management team, including our Chief Executive Officer;

•	overseeing and administering our cash and equity incentive plans, including establishing policies and procedures for the grant of equity-based awards and approving, or making recommendation to the full Board with respect to, the grant of such equity-based awards;

•	appointing, compensating and overseeing the work of any compensation and benefits consultants, legal counsel or other experts or advisors retained by the Compensation Committee, including an independence assessment as outlined by NASDAQ rules;

•	reviewing and discussing with management our compensation discussion and analysis disclosure to be included in our annual proxy statement;

•	reviewing and making recommendations to our Board with respect to director compensation; and

•	reviewing and assessing the potential impact of our compensation practices on enterprise risk.

For information on the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see the sub-section entitled “Compensation Discussion and Analysis –Role of the Compensation Committee”. For information on the Compensation Committee’s processes and procedures with respect to director compensation matters, see the section entitled “Compensation of Directors.”

Compensation Committee Interlocks and Insider Participation

Drs. Lawlis and Spiegel and Ms. Eastham served on the Compensation Committee for the entire fiscal year ended December 31, 2016. Neither Drs. Lawlis or Spiegel, nor Ms. Eastham, is a former or current officer or employee of Geron. None of our executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.geron.com. The Nominating and Corporate Governance Committee held two meetings in 2016 and acted once by unanimous written consent. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing, reviewing and recommending to the Board a set of corporate governance guidelines and principles;

•	creating and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating individuals qualified to become members of the Board, including nominees recommended by stockholders;

•	recommending to the Board the persons to be nominated for election or re-election as directors;

•	reviewing and recommending to the Board the functions, duties and compositions of the Board committees;

•	considering and reporting to the Board any questions of possible conflicts of interest of Board members; and

•	assessing the performance of the Board, the Board committees and individual directors.

Specific qualifications and the process for recommending director candidates are provided in more detail under the sub-sections entitled “Director Nominees Recommended by Stockholders” and “Director Qualifications”. The Nominating and Corporate Governance Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board as a whole and the long-term interests of our stockholders.

Board’s Role in Risk Oversight

Geron is subject to a variety of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Some risks may be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external, or can arise as a result of our business or financial activities.

The Board and our management team work together to manage our risks. It is management’s responsibility to identify various risks facing the Company, bring the Board’s attention to material risks and implement appropriate risk management policies and procedures to manage risk exposure on a day-to-day basis. The Board has an active role in overseeing our risk management process directly or through its committees.

The Board has delegated responsibility for the oversight of specific risks to the Board committee as follows:

•	The Audit Committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of Geron’s financial statements, the Audit Committee also reviews with the independent registered public accounting firm and the Company’s management the adequacy and effectiveness of our policies and procedures to assess, monitor and manage fraud risk and our ethical compliance program. The Audit Committee takes the appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices and ethical behavior.

•	The Compensation Committee is responsible for overseeing the management of risks relating to our employment policies and executive compensation plans and arrangements. In connection with structuring the executive compensation program, the Compensation Committee, together with the Board, considers whether the elements of such program, individually or in the aggregate, encourage our Named Executive Officers to take unnecessary risks. For further information, see the sub-section entitled “Risk Assessment of Compensation Policies and Practices”.
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•	The Nominating and Corporate Governance Committee manages Geron’s corporate governance practices. In addition, the Nominating and Corporate Governance Committee reviews risks associated with the independence of the Board, potential conflicts of interest and risks relating to management and Board succession planning.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks within its respective oversight area, the entire Board is regularly informed through committee reports about such risks.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee maintains a pay for performance compensation philosophy, but also recognizes that providing certain types of compensation incentives may inadvertently motivate individuals to act in ways that could be detrimental to the Company in order to maximize individual compensation. To minimize such risk, the Compensation Committee annually evaluates our compensation philosophy generally as it relates to all employees, as well as individual compensation elements of base salary, annual incentive bonuses, equity awards, severance and change in control benefits and other benefits to ensure each is evaluated against appropriate standards and that such incentives provide for the achievement of target goals that are balanced between short-term rewards and long-term enhancement of stockholder value.

The Compensation Committee believes the following elements of our compensation program mitigate the risks associated with our compensation practices:

•	setting annual base salaries consistent with the responsibilities of our Named Executive Officers and market comparables to ensure that our Named Executive Officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•	establishing corporate goals for our performance-based incentive bonus program that are consistent with our annual operating and strategic plans and are designed to achieve a proper risk/reward balance without excessive risk taking;

•	annual incentive bonuses determined by performance with no minimum payments;

•	having a mix between fixed and variable, annual and long-term and cash and equity compensation elements to encourage strategies and actions that balance short-term and long-term best interests;

•	granting stock option awards over a period of time to encourage our Named Executive Officers to take a long-term view of our business;

•	absence of employment agreements or contracts that contain multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation;

•	emphasis on pay equity amongst our employees and with reference to external comparators; and

•	the discretion available to the Compensation Committee and the Board in measuring and calculating achievement of corporate goals and other corporate performance measures which prevents the compensation program from being susceptible to manipulation by a single employee.

The Compensation Committee has reviewed our compensation policies and practices as they relate to all employees and has determined that such policies and practices do not present any risks that are reasonably likely to have a material adverse effect on Geron, and instead, encourage behaviors that support sustainable value generation. In addition, the Compensation Committee has reviewed and evaluated our executive compensation program and believes that our executive compensation policies and practices do not encourage inappropriate actions or risk taking by our Named Executive Officers.

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OTHER CORPORATE GOVERNANCE MATTERS

We have an ongoing commitment to excellence in corporate governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments, and in 2016 we further refined our corporate governance practices to, among other things, enhance our Board’s review of the effectiveness of our disclosure procedures. We comply with the rules and regulations promulgated by the SEC and NASDAQ, and implement additional corporate governance practices that we believe are in the best interest of Geron and our stockholders.

Code of Conduct

In 2003, we adopted a Code of Conduct, which is available in its entirety on the Corporate Governance page in the Investor Relations section of our website at www.geron.com and to any stockholder otherwise requesting a copy. All our directors, employees, executive officers, including our Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to our directors or executive officers, will be made available through our website as they are adopted. Accordingly, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website at www.geron.com.

Whistleblower Policy

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by us regarding accounting, internal accounting controls, auditing matters, questionable financial practices or violations of our Code of Conduct (“complaints”). Contact information for an external hotline that is maintained by an independent third party has been distributed to all employees and consultants to allow for the confidential, anonymous submission of complaints by our employees and consultants. Any complaints received by this hotline are reviewed under direction by the Audit Committee and oversight by our General Counsel.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading policy that applies to all directors and employees, including our executive officers, which prohibits certain transactions in our stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of our Common Stock on margin or borrowing against an account in which our Common Stock is held, or pledging our Common Stock as collateral for a loan. A copy of our insider trading policy is available on our website at www.geron.com.

Communications with the Board

Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Stephen N. Rosenfield, Corporate Secretary, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Board committees with responsibilities touching most closely on the matters addressed in the communication. From time-to-time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to our website for any changes to this process.

COMPENSATION OF DIRECTORS

The Compensation Committee determines non-employee director compensation, which the full Board reviews and approves upon recommendation from the Compensation Committee. When considering non-employee director compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each non-employee

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director’s specific expertise and experience. Our compensation arrangements for our non-employee directors are set forth in our Non-Employee Director Compensation Policy (the “Director Compensation Policy”). The Director Compensation Policy outlines cash and equity compensation automatically payable to non-employee members of the Board, unless such non-employee director declines receipt of such cash or equity compensation by written notice to us. Every other year, the Compensation Committee reviews our non-employee director compensation relative to industry practices. In February 2016, Radford, an independent compensation consultant, conducted a review of non-employee director compensation in comparison to an industry peer group for 2016 that was selected to evaluate the executive and non-employee directors’ compensation based upon Geron’s current market capitalization, revenue, stage of development and size of company. Based on this review, and guidance from Radford, the Board approved an amendment to the Director Compensation Policy to increase the size of the Initial Grant described below from 70,000 to 100,000 shares of Common Stock and the size of the Annual Grant from 35,000 to 50,000 shares of Common Stock, effective February 11, 2016. No changes were made to non-employee director cash compensation. For further discussion of the defined peer group recommended by Radford, see the sub-section entitled “Use of Market Data and Peer Group Analysis”.

Cash Compensation

The following table describes the annual cash compensation applicable to each role performed by non-employee directors in 2016 as outlined in the Director Compensation Policy, as amended, effective February 2016:

Non-Employee Director Role	Base Retainer	Additional Retainer
Board member	$42,500	N/A
Chairman of the Board	N/A	$30,000
Audit Committee Chair(1)	N/A	$25,000
Compensation Committee Chair(1)	N/A	$15,000
Nominating and Corporate Governance Committee Chair(1)	N/A	$10,000
Audit Committee member	N/A	$12,500
Compensation Committee member	N/A	$7,500
Nominating and Corporate Governance Committee member	N/A	$5,000

(1)	Committee Chair does not also receive additional Committee member compensation.

Under the Director Compensation Policy, as amended, annual non-employee director cash compensation is paid quarterly in arrears in cash, or, at each director’s election, in fully vested shares of our Common Stock issued under the 2011 Incentive Award Plan (the “2011 Plan”) based on the closing price of our Common Stock as reported by the NASDAQ Global Select Market on the date retainers would have otherwise been paid.

Additionally, under the Director Compensation Policy, as amended, non-employee directors are eligible to receive equity grants, as more fully described below under the sub-section entitled “Equity Compensation.” Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

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Director Compensation Table

The following table provides compensation information for the fiscal year ended December 31, 2016 (“fiscal 2016”), for each non-employee member of the Board who served in such capacity during fiscal 2016. Dr. Scarlett does not receive any compensation for his Board service.

Non-Employee Director	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)	Total ($)
Bradbury, Daniel	$60,000		$97,760	$157,760
Eastham, Karin	$75,000		$97,760	$172,760
Huh, Hoyoung	$77,500		$97,760	$175,260
Lawlis, V. Bryan	$62,500		$97,760	$160,260
Molineaux, Susan	$52,500	(2)	$97,760	$150,260
Spiegel, Robert	$57,500		$97,760	$155,260

(1)	Amounts represent the aggregate grant date fair value of stock option awards granted during the fiscal year ended December 31, 2016 as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. For additional information, refer to Note 8 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of stock option awards and the calculation method. For information regarding the aggregate number of stock option awards held by the non-employee members of the Board at December 31, 2016, see the sub-section entitled “Outstanding Equity Awards at Fiscal Year-End for Non-Employee Directors”.

(2)	Represents fees paid in stock in lieu of cash through the issuance of an aggregate 21,541 shares of Geron Common Stock under the 2011 Plan.

Equity Compensation

Terms of Awards

Pursuant to the Director Compensation Policy, as amended, effective February 2016, each individual who first becomes a non-employee director receives an initial stock option grant and thereafter each non-employee director is eligible to receive stock option grants on an annual basis. Non-employee director stock options are granted pursuant to the 2011 Plan, pursuant to the Director Compensation Policy, as amended.

Initial Grant. Each individual who first becomes a non-employee director, whether by election by Geron’s stockholders or by appointment by the Board to fill a vacancy, automatically will be granted an option to purchase 100,000 shares of Common Stock on the date such individual first becomes a non-employee director (the “Initial Grant”). The Initial Grant will vest annually over three years upon each anniversary of the date of appointment to the Board.

Annual Grant. On the date of each annual meeting of our stockholders, each non-employee director (other than any director receiving an Initial Grant on the date of such annual meeting) who is then serving as a non-employee director and who will continue as a non-employee director following the date of such annual meeting automatically will be granted an option to purchase 50,000 shares of Common Stock (the “Annual Grant”). The Annual Grant will vest in full on the earlier of: (i) the date of the next annual meeting of our stockholders or (ii) the first anniversary of the date of grant, subject to the non-employee director’s continuous service.

Exercise Price and Term of Options. The exercise price of all options granted under the 2011 Plan is equal to the fair market value of a share of our Common Stock as reported by the NASDAQ Global Select Market on the date of grant of the option. Options granted under the 2011 Plan have a term of ten years from the date of grant, unless terminated earlier.

Exercise Period Post-Termination. The options issued pursuant to the 2011 Plan remain exercisable until the earlier of the original expiration date of the option or 36 months following the optionee’s termination of service as our non-employee director.

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Effect of Certain Corporate and Termination Events

2011 Plan. As set forth in each option agreement under the 2011 Plan, the vesting for each Initial Grant and Annual Grant will accelerate in full in the event of a Change in Control of Geron (as defined in the 2011 Plan and described below under the sub-section entitled “Potential Payments Upon Termination or Change in Control”). In addition, in the event a non-employee director experiences a termination of service as a result of such director’s total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, the portion of each outstanding option held by such director that would have vested during the 36 months after the date of such director’s termination of service, will automatically vest.

2006 Directors’ Plan. Prior to March 2014, equity awards to non-employee directors were granted under the 2006 Directors’ Stock Option Plan (the “2006 Directors’ Plan”). Under the 2006 Directors’ Plan, in the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company was not the surviving corporation, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate. In addition, as under the 2011 Plan, in the event a non-employee director experiences a termination of service as a result of such director’s total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, the portion of each outstanding option held by such director that would have vested during the 36 months after the date of such director’s termination of service, will automatically vest.

Option Grants to Non-Employee Directors in 2016

The following table sets forth the following information with respect to non-employee directors (six persons) for the fiscal year ended December 31, 2016: (i) stock options granted under the 2011 Plan; and (ii) the grant date fair value of stock options granted.

Non-Employee Director	Grant Date	Option Awards Granted During 2016 (#)	Grant Date Fair Value of Option Awards Granted During 2016 ($)(1)
Bradbury, Daniel	5/17/16(2)	50,000	$97,760
Eastham, Karin	5/17/16(2)	50,000	$97,760
Huh, Hoyoung	5/17/16(2)	50,000	$97,760
Lawlis, V. Bryan	5/17/16(2)	50,000	$97,760
Molineaux, Susan	5/17/16(2)	50,000	$97,760
Spiegel, Robert	5/17/16(2)	50,000	$97,760

(1)	Amounts represent the grant date fair value of each stock option granted in 2016 calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 8 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of stock option awards and the calculation method.

(2)	Stock option vests on the earlier of: (i) the date of the next annual meeting or (ii) the first anniversary of the date of grant of such option, subject to the non-employee director’s continuous service to the Company.
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Outstanding Equity Awards at Fiscal Year-End for Non-Employee Directors

The following table sets forth stock options outstanding for each non-employee director as of December 31, 2016.

	Option Awards Outstanding as of December 31, 2016
Non-Employee Director	Exercisable (#)	Unexercisable (#)
Bradbury, Daniel	175,000	50,000
Eastham, Karin	250,500	50,000
Huh, Hoyoung	332,500	50,000
Lawlis, V. Bryan	210,000	50,000
Molineaux, Susan	175,000	50,000
Spiegel, Robert	210,000	50,000

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is requesting stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to Geron’s Named Executive Officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of Geron’s Named Executive Officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our executive compensation philosophy, policies and practices described in this Proxy Statement. The overall compensation of our Named Executive Officers subject to the vote is disclosed in this Proxy Statement in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables.”

The Compensation Committee continually reviews our executive compensation program to determine whether such program achieves our desired goals of aligning our executive compensation structure with the Company’s stockholders’ interests and current market practices. As discussed in detail in the section entitled “Compensation Discussion and Analysis” of this Proxy Statement, Geron’s executive compensation strategy and structure is designed to motivate our management team to create long-term value for our stockholders through the achievement of strategic business objectives, while effectively managing the risks and challenges inherent in a clinical stage biotechnology company. As the long-term success of Geron depends on the talents of our employees, the compensation structure plays a significant role in our ability to attract, retain and motivate the highest quality workforce in a competitive employment environment in the San Francisco Bay Area while also promoting a high performance culture. The Compensation Committee believes the emphasis on pay for performance in Geron’s executive compensation program strongly aligns with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details about our executive compensation program, including information about the 2016 compensation of our Named Executive Officers.

Advisory Vote and Board Recommendation

We recommend stockholder approval of the 2016 compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules which disclosure includes the section entitled “Compensation Discussion and Analysis,” and the compensation tables and accompanying narrative disclosures within the section entitled “Executive Compensation Tables” of this Proxy Statement.

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Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to Geron’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2017 Annual Meeting of Stockholders.”

Approval of the above resolution requires the affirmative vote of the shares present in person or represented by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

As this is an advisory vote, the outcome of the vote is non-binding on us with respect to future executive officer compensation decisions, including those related to our Named Executive Officers, or otherwise. However, the Board and the Compensation Committee will review the results of the vote and take them into account when considering future executive officer compensation policies and decisions.

Unless the Board modifies its policy on the frequency of future advisory votes on the compensation of our named executive officers, including in response to the outcome of the vote on Proposal 3, the next advisory vote on the compensation of our named executive officers will be held at next year’s annual meeting of stockholders.

The Board of Directors Unanimously Recommends

That Stockholders Vote FOR Proposal 2

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section presents and discusses executive compensation policies and practices and the compensation decisions relating to our “Named Executive Officers” (as defined below) for the 2016 fiscal year, and includes the following:

•	an executive summary of the business activities which influenced 2016 compensation decisions and important features of our executive compensation program;

•	philosophy, objectives and key elements of our executive compensation program;

•	process for setting executive compensation, including the role of the Compensation Committee, management and independent compensation consultant;

•	a detailed discussion and analysis of the Compensation Committee’s specific decisions about 2016 compensation for our Named Executive Officers; and

•	a description of other compensation considerations and practices.

In addition to the historical information contained herein, this Compensation Discussion and Analysis also contains forward-looking statements based on current plans, considerations, expectations and determinations regarding future compensation decisions. The actual executive compensation program that we adopt in the future may differ materially from the current executive compensation program summarized in this discussion.

The following executive officers are collectively referred to herein as our Named Executive Officers:

•	Dr. John A. Scarlett, President and Chief Executive Officer;

•	Ms. Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer;

•	Ms. Melissa A. Kelly Behrs, Executive Vice President, Business Development and Portfolio & Alliance Management;

•	Dr. Andrew J. Grethlein, Executive Vice President, Development and Technical Operations; and

•	Mr. Stephen N. Rosenfield, Executive Vice President, General Counsel and Corporate Secretary.
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Executive Summary

Business Highlights that Impacted 2016 Compensation Decisions

In 2016, executive compensation decisions continued to be influenced by retention challenges stemming from the significant uncertainty relating to our future operations, given that we are wholly dependent on our collaboration with Janssen Biotech, Inc. (“Janssen”) to further develop, manufacture and commercialize imetelstat, which was our sole product candidate, and the unknown outcome of our efforts to identify and acquire and/ or in-license other oncology products, product candidates, programs or companies to grow and diversify our business. In addition, the marketplace for qualified executive officers with broad experience in a small company environment remained highly competitive in the San Francisco Bay Area due to the strong economic growth for both technology and biopharmaceutical businesses.

Our corporate goals for 2016 primarily focused on active management of our collaboration with Janssen for the continued clinical development of imetelstat, strategic assessment of business opportunities, including searching and evaluating potential assets or companies for us to acquire and/or in-license, and maintenance of fiscal responsibility. The Compensation Committee and the independent members of the Board, or the Independent Board, evaluated our key achievements in 2016 and determined that we fully achieved our 2016 corporate goals. The Compensation Committee and the Independent Board also determined that our Named Executive Officers, including our Chief Executive Officer, made crucial contributions towards accomplishment of these corporate goals, as well as successfully leading individual, team, departmental and functional performance and achievements. For details regarding our achievement of corporate goals in 2016, see the sub-section entitled “Compensation Discussion and Analysis – 2016 Corporate Goal Achievement Factor”.

Important Features of Our Executive Compensation Program

The Compensation Committee has structured our executive compensation program to ensure that our Named Executive Officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

•	Emphasis on Pay for Performance. A significant portion of our Named Executive Officers’ total compensation is variable, at risk and tied directly to our measurable performance. For 2016, annual performance-based incentive bonus and equity awards for our Chief Executive Officer, Dr. Scarlett, were at risk and dependent on company performance, which represented approximately 68% of his total compensation as reported in the “Summary Compensation Table”, and Dr. Scarlett’s annual incentive bonus was entirely dependent upon the achievement of our annual corporate goals. None of our Named Executive Officers, including our Chief Executive Officer, are entitled to guaranteed or minimum bonuses under our annual incentive bonus plan. In addition, none of the employment agreements with our Named Executive Officers contain multi-year guarantees for salary increases, or non-performance based guaranteed bonuses or equity compensation.

•	Long Term Incentive Awards. Long-term incentive awards for 2016 consisted solely of stock options, which provide value only if the market price of our Common Stock increases, and then only if the executive officer continues in our employment.

•	Responsible Internal Pay Equity. For 2016, the total cash compensation for our Chief Executive Officer, Dr. Scarlett, was less than two and one-half times the average total cash compensation of our other Named Executive Officers, which reflects internal fairness and an important element designed to avoid excessive compensation of the Chief Executive Officer.

•	Clawback Terms. Our executive officer employment agreements require that an executive officer forfeit his/her entire annual incentive bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual incentive bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his/her employment, as defined by his/her employment agreement.
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•	No Tax Gross-Ups on Compensation. None of our Named Executive Officers receive tax related gross-ups on any element of compensation.

•	No Defined Retirement Benefits. We do not offer any defined benefit pension plans or health benefits during retirement.

•	Limited Personal Benefits. Our Named Executive Officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits, other than reimbursements for housing costs and travel expenses for our Chief Executive Officer, Dr. Scarlett, for the commute from his principal residence in Texas to our headquarters in Menlo Park, California.

•	No Hedging or Pledging. Our Insider Trading Policy prohibits employees from engaging in speculative trading activities, including hedging or pledging company securities as collateral. Accordingly, our employees, including our Named Executive Officers, may not hedge the economic risk of, or pledge ownership of, our Common Stock.

•	Prohibition on Option Repricing. Our equity plans do not permit repricing underwater stock options without stockholder approval.

•	Objective Compensation Program Oversight. Our executive compensation program is administered by the Compensation Committee which is comprised entirely of independent non-employee directors.

•	Independent Compensation Consultant Advice. The Compensation Committee engages, on an annual basis, an experienced, independent compensation consultant who reports directly to the Compensation Committee to advise on cash and equity executive compensation matters.

•	Compensation Risk Management. The Compensation Committee annually reviews our executive compensation program to ensure the design avoids inappropriate risk taking by our Named Executive Officers.

Effect of Stockholder Advisory Vote on Executive Compensation

At our 2016 Annual Meeting of Stockholders, we sought an advisory vote from our stockholders regarding the compensation of our named executive officers. The 2016 “say-on-pay” proposal was approved, with approximately 80.8% of votes cast supporting the proposal. The Compensation Committee considered the outcome of the 2016 advisory vote as it completed its annual review of each pay element and the compensation packages provided to our Named Executive Officers and did not make any changes to Geron’s executive compensation program for 2016 as a result of the vote.

Our Executive Compensation Program

Philosophy and Objectives

We believe that the leadership of our current management team has been essential to our success. As a testament to the high demand in the marketplace for human resources in the San Francisco Bay Area, large pharmaceutical and biopharmaceutical companies and strong local competitors have aggressively recruited our Named Executive Officers and other skilled employees. In addition, our industry being highly scientific, clinical, regulated and dynamic requires a management team that is exceptionally educated, dedicated and experienced. In light of these circumstances, our executive compensation program serves to help attract, motivate and retain our Named Executive Officers to manage the varied aspects of our evolving business to create long-term stockholder value, while recognizing the importance of linking rewards to performance and aligning the interests of stockholders and executive officers, in a competitive market for talented executive officers where the volatility of our business may result in highly variable compensation during any given period. We also believe, the work of the Named Executive Officers toward accomplishment of our corporate goals is highly collaborative and team-oriented, requiring each Named Executive Officer to perform duties and responsibilities outside those of his or her job title as it is commonly understood in the industry. In light of the highly collaborative teamwork of the Named Executive Officers and the need for retention, the Compensation Committee has therefore determined that internal pay equity among the executive team is a key factor in compensation decisions.

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Our executive compensation program has the following objectives:

•	pay appropriate cash and equity compensation to executive officers for retention purposes during periods of significant uncertainty;

•	attract and retain experienced executive officers that can lead capably, to enable a high performance-oriented culture by incentivizing them with competitive cash and non-cash compensation opportunities while allowing the Company to maintain a fiscally responsible position;

•	foster pay for performance philosophy by rewarding executive officers for excellence in performance based on the level of achievement of individual and corporate goals that support key corporate strategic and financial objectives; and

•	align the interests of executive officers with stockholders by motivating executive officers to focus on achievements that will drive long-term stockholder value.

Components

The components of our executive compensation program consist primarily of elements that are available to all employees, including base salary, annual incentive bonuses, equity awards and broad-based benefits. To help retain and motivate our Named Executive Officers, we target total compensation that is competitive with the San Francisco Bay Area employment market through the utilization of a mix of cash (base salaries and annual incentive bonuses) and long-term incentives (equity awards). “Total compensation” referred to in this Compensation Discussion and Analysis consists of annual base salary, annual incentive bonus and the grant date fair value of equity awards as reported in the sub-section entitled “Summary Compensation Table”.

In keeping with our pay for performance philosophy, we structure our executive compensation program such that a significant portion of the total compensation for our Named Executive Officers (through performance-based annual incentive bonuses and equity award grants) is variable, at risk and tied directly to the measurable performance of the Company and, as applicable, the individual Named Executive Officer. For example, the annual incentive bonus for our Chief Executive Officer, Dr. Scarlett, is entirely contingent upon the level of achievement of our corporate goals, which are approved at the beginning of the year by our Board. The annual incentive bonus for our other Named Executive Officers is contingent upon the level of achievement of our corporate goals, as well as each executive officer’s level of achievement of his/her respective individual goals and demonstration of our corporate values.

Base Salary (Fixed Cash Compensation)

Base salaries provide financial stability and security through a fixed amount of cash for performing daily responsibilities. Generally, any increase in base salary beyond a cost of living increase indicates that an individual’s salary is less than the referenced market data range of the 50th to 75th percentile, or, as applicable, reflects changes in responsibilities or position, recognizes the individual’s performance during the past year and acknowledges the individual’s criticality to our future plans. Increases in base salary typically are effective as of January 1st of each calendar year. For further discussion of the evaluation of individual Named Executive Officer base salaries, see the sub-section entitled “2016 Base Salaries”.

Annual Incentive Bonuses (At-Risk Cash Compensation)

Annual incentive bonuses provide motivation and reward for attaining rigorous annual company-wide and individual performance goals. Under our annual incentive bonus plan, every employee, including each Named Executive Officer, has an established annual incentive bonus target, which is equal to a percentage of the employee’s base salary. This percentage increases as levels of responsibility and title increase. Each employee’s actual earned annual incentive bonus, if any, is predicated on the: (1) level of achievement of corporate goals (the “corporate goal achievement factor”), (2) level of achievement of individual goals (the “individual performance factor”) and (3) level of display of corporate values (the “corporate values performance factor”). Our corporate values are authenticity, accountability, excellence, integrity and respect.

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For more senior employees and our Named Executive Officers, the corporate goal achievement factor is weighted more heavily and thus has greater influence on the earnable amount of an annual incentive bonus, as performance from these individuals has a larger impact on corporate goal achievements. This practice is designed to create a direct link between executive compensation and achievement of company-wide operational and financial objectives to provide motivation for our Named Executive Officers to implement strategic initiatives intended to meet or exceed pre-established corporate goals. None of our Named Executive Officers, including our Chief Executive Officer, are entitled to guaranteed or minimum bonuses under our annual incentive bonus plan.

Calculation of annual incentive bonuses for all employees, including our Named Executive Officers, generally occurs at the beginning of each calendar year based on performance of the prior year. Payment of annual incentive bonuses typically occurs in the first quarter of the calendar year. For further discussion of the annual performance review process and calculation of individual Named Executive Officer annual incentive bonuses, see the sub-section entitled “2016 Annual Incentive Bonuses”.

Long-Term Incentives (At-Risk Equity Compensation)

Long-term incentives (equity awards) are designed to motivate and reward long-term Company performance; align executive officers’ interests with stockholder interests; encourage employee ownership in Geron and promote retention. We primarily use stock option grants that are subject to monthly time-based vesting over four years under our 2011 Plan as equity awards. The Compensation Committee believes that the use of stock option grants:

•	strongly aligns the interests of our executive officers with those of our stockholders by placing a considerable proportion of our executive officers’ total compensation “at risk” because it is contingent on the appreciation in value of our Common Stock;

•	ties their compensation to the achievement of specific and objective corporate goals that maximize long-term value;

•	keeps the executive officers’ total compensation opportunity competitive; and

•	encourages our executive officers to remain in the long-term employ of our Company.

While we have not adopted formal stock ownership or holding guidelines, our Named Executive Officers generally have held a substantial portion of the equity awards they have received, even long after the awards have vested, which helps to maintain the alignment between the interests of our Named Executive Officers and those of our stockholders over the longer term.

Broad-Based Benefits

Geron offers a comprehensive array of benefits to its employees, including our Named Executive Officers. These include:

•	comprehensive medical, dental, vision coverage and life insurance;

•	a “cafeteria” plan administered pursuant to Section 125 of the Internal Revenue Code, which includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

•	a 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code (for 2016, we provided a fully vested employer matching contribution in cash equal to 50% of each employee’s annual contributions); and

•	an Employee Stock Purchase Plan, which is implemented and administered pursuant to Section 423 of the Internal Revenue Code.
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Executive officers pay for 30% of their health premium cost, which is deducted from their gross salary. Other employees pay either 16% or 25% of their health premium cost. We do not offer any defined benefit pension plans or health benefits during retirement.

Process for Setting Executive Compensation

Role of the Compensation Committee

Appointed by our Board, Compensation Committee members are independent of management and meet the NASDAQ listing standards for independence. The Compensation Committee acts on behalf of the Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans and employee benefit plans. Typically, the Compensation Committee meets at least once quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, Executive Director of Human Resources, General Counsel and the independent compensation consultant, Radford. The Compensation Committee also meets in executive session without the presence of any employees. Historically, the Compensation Committee makes decisions related to executive compensation after conducting multiple meetings during the fourth quarter of the calendar year and the first quarter of the ensuing year.

Setting Base Salaries

The Compensation Committee (or the Independent Board based on recommendation from the Compensation Committee, with respect to the Chief Executive Officer) sets base salaries for our Named Executive Officers when they join our Company or upon promotion. In addition, at the beginning of each calendar year, the Compensation Committee reviews and determines base salaries for our Named Executive Officers (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee), in consultation with Radford. The Compensation Committee (or the Independent Board with respect to our Chief Executive Officer, upon recommendation from the Compensation Committee) considers various factors in determining whether any annual salary adjustments are necessary. These factors typically include an evaluation of each executive officer’s position and specific responsibilities, individual performance, level of experience and criticality to our future plans, achievement of corporate and strategic goals, an analysis of compensation among other executive officers to maintain internal pay equity, and a review of competitive salary information, total compensation market data, and cost of living increases in the San Francisco Bay Area. The Compensation Committee does not apply any specific formulas in determining increases in base salaries for our Named Executive Officers.

Assessing Annual Corporate Performance

At the beginning of each calendar year, the Chief Executive Officer develops, with input from other Named Executive Officers, our corporate goals, which generally relate to our operational and financial objectives, together with recommended weightings for each goal, and presents the corporate goals and recommended weightings to the Compensation Committee and the Independent Board. The weighting for each corporate goal depends on its importance and business value for Geron and our stockholders. The Board reviews the corporate goals and weightings and modifies them as necessary prior to approval.

During the first quarter of the year, as part of the annual year-end performance review process, the Compensation Committee, taking into consideration recommendations from the Chief Executive Officer, evaluates our achievement of the corporate goals for the preceding year. The Compensation Committee does not use a rigid formula to determine the Company’s level of achievement, and to date, has not established a minimum threshold or maximum value that may be potentially realized under the annual incentive bonus program. Instead, the Compensation Committee exercises both negative and positive discretion in evaluating the Company’s level of achievement, including considering the following:

•	the degree of success achieved for each corporate goal;

•	the degree of difficulty in achieving the corporate goal;

•	whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty of achieving the desired results;

•	other conditions that may have made the stated goal more or less important to our success; and
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•	any other significant company accomplishments not included in the formal goals, but nonetheless deemed important to our near- and long-term success.

The Compensation Committee reviews, and thereafter recommends to the Board, both the establishment and assessment of achievement of annual corporate goals for the annual incentive bonus plan. With respect to the assessment of achievement of annual corporate goals, the Board considers the recommendations of the Compensation Committee and may accept or modify such recommendations before approval. To aid the Compensation Committee in its responsibilities, the Chief Executive Officer, with assistance from the General Counsel and Executive Director of Human Resources, provides the Compensation Committee with recommendations relating to the achievement of our annual corporate goals, individual performance of executive officers and cash and equity compensation recommendations for each executive officer. The corporate goal achievement factor generally ranges from 0 to 1.0 and is approved by the Board upon recommendation from the Compensation Committee based upon the Board’s assessment of the Company’s achievement of that year’s annual corporate goals. The Board has the discretion to approve a corporate goal achievement factor above 1.0 in extraordinary circumstances where it determines such an increase is warranted.

Determining Equity Grants

The Compensation Committee (and the Independent Board, with respect to our Chief Executive Officer, based on recommendations from the Compensation Committee) determines the size of any stock option grant according to each executive officer’s position. To do so, the Compensation Committee considers numerous factors and has the discretion to give relative weight to each of these factors as it sets the size of the stock option grant to appropriately create an opportunity for reward based on increasing stockholder value. There is no set formula for the granting of stock options or other equity awards to employees, including our Named Executive Officers. For further discussion of the process in determining stock option grants to our Named Executive Officers in 2016, see the sub-section entitled “2016 Equity Awards”.

Equity Grant Practices

Our general policy is to grant stock options and other equity awards on fixed dates determined in advance. All required approvals are obtained in advance of or on the actual grant date. The exercise price of all stock option grants, including to executive officers, is equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant. Geron’s standard vesting schedule for the first stock option grant awarded to newly hired employees, including executive officers, provides that 12.5% of the shares granted will vest six months after the date of the grant, and the remaining shares will vest in equal monthly installments over the following 42 months so that vesting is complete four years from the date of grant, provided the employee continues to provide services to the Company during that time. Additional option grants made after an employee, including an executive officer, has provided services to the Company for more than six months generally vest monthly from the date of grant over four years.

The Compensation Committee grants equity awards to newly hired and existing executive officers, except the Chief Executive Officer, with respect to whom the Independent Board determines equity awards based on the recommendation of the Compensation Committee. Other than stock option grants to new hires, stock option grants to all employees, including executive officers, are generally approved once a year (typically near the beginning of the year) unless an executive officer is promoted, in which case a grant will normally be made at the time of such promotion, or, in rare circumstances, for recognition of outstanding performance. We recognize that a release of information in close proximity to an equity award grant may appear to be an effort to time the announcement to a grantee’s benefit (even if no such benefit was intended). Accordingly, we have a policy whereby if the Compensation Committee (or the Independent Board, in the case of the Chief Executive Officer) approves annual equity awards to our executive officers (and other employees) when our trading window is closed, then such annual equity awards will be granted on the second trading day following our trading window re-opening. This policy is intended to allow the market to absorb the undisclosed financial and other information that resulted in the closure of the trading window, so the market price of our common stock reflects our then-current results and prospects at the time the annual equity award is granted and the exercise price is set. As a result, the timing of annual equity awards to our continuing executive officers is not coordinated in a manner that intentionally benefits our executive officers.

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Allocating Amongst Compensation Components

The Compensation Committee does not have any formal policies for allocating total compensation among the various components of the executive compensation program. Instead, the Compensation Committee uses its judgment to establish a mix of current, short-term and long-term incentive compensation, and cash and equity compensation for each Named Executive Officer. In setting the annual level of total compensation for our Named Executive Officers, the Compensation Committee considers various factors, which typically include:

•	corporate performance;

•	our achievement toward meeting our corporate goals;

•	internal compensation equity among Named Executive Officers;

•	each executive officer’s individual performance;

•	the criticality of each executive officer’s skill set, and the need to retain such skills;

•	executive officer stock ownership information;

•	analyses of historical executive officer compensation levels and current company-wide compensation levels; and

•	market data and trends for executive compensation for our industry.

Each of these factors is balanced against Geron’s financial resources and ability to award cash and equity incentives.

Role of Management

To aid the Compensation Committee in its responsibilities, during the first quarter, the Chief Executive Officer, with assistance from the General Counsel and Executive Director of Human Resources, provides the Compensation Committee with recommendations relating to the level of achievement of our corporate goals. In addition, the Chief Executive Officer presents to the Compensation Committee written assessments of the performance and achievements, including support of our corporate values, for each of the Named Executive Officers (other than himself) for the prior year and recommends the individual performance factor and the corporate values performance factor for each executive officer (other than himself). The Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluations of the other Named Executive Officers since he has direct knowledge of the criticality of their work, performance and contributions. The Compensation Committee does not consult with any other executive officer with regard to its decisions. The Compensation Committee reviews the individual performance factor and the corporate values performance factor for each of the Named Executive Officers (other than the Chief Executive Officer) and adjusts the factors as necessary prior to approval. The Chief Executive Officer does not participate in the Compensation Committee’s or Board’s deliberations or decisions with regard to his own compensation, which is approved by the Independent Board.

Role of Independent Compensation Consultant

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay Area, the challenges of recruiting, motivating and retaining our Named Executive Officers in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices. To assist with this assessment, the Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive officer compensation and related benefits. Since December 2011, the Compensation Committee has retained Radford as its independent compensation consultant due to its extensive analytical and consulting work in the biotech/pharmaceutical industry. In this capacity, Radford has provided documentary support, including industry data from third-party salary survey sources, related to cash and equity compensation for executive officers and non-employee members of the Board. The Company pays for the costs of Radford’s services. However, the Compensation Committee has the authority to engage and terminate Radford’s services. Although Radford makes recommendations to the Compensation Committee, it has no authority to make compensation decisions on behalf of the Compensation Committee or the Company. The Compensation Committee, at its discretion, also communicates and meets separately with Radford.

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In February 2016, the Compensation Committee reviewed information from Radford about potential conflicts of interest and analyzed whether the work of Radford as a compensation consultant raised any conflict of interest, taking into consideration the following six factors:

(i)	the provision of other services to Geron by Radford or any other Aon Hewitt Company;

(ii)	the amount of fees Geron paid to Radford or any other Aon Hewitt Company as a percentage of the firm’s total revenue;

(iii)	Radford’s policies and procedures that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship of Radford, any other Aon Hewitt Company or the individual compensation advisors employed by Radford with an executive officer of the Company;

(v)	any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and

(vi)	any Geron Common Stock owned by the individual compensation advisors employed by Radford.

Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to the provision of services by Radford to the Compensation Committee. In 2016, fees paid to Radford for their services as a compensation consultant to the Compensation Committee amounted to less than 1.0% of Radford’s total revenue for the same period and were less than $120,000. In February 2017, the Compensation Committee performed a similar analysis of Radford’s independence, and determined that there were no conflicts of interest with respect to the provision of services by Radford to the Compensation Committee.

For 2016, Radford provided the following services to the Compensation Committee:

•	reviewed emerging trends and topics regarding executive and non-employee director compensation;

•	recommended the composition of companies for a defined peer group to reference in determining executive and non-employee director compensation;

•	provided compensation data and practices related to executive officers and non-employee directors for the defined peer group based on data from SEC filings and Radford’s Life Sciences Survey;

•	conducted a competitive review of the compensation of our Named Executive Officers and non-employee directors, including advising on the design and structure of our equity awards; and

•	prepared an analysis of share usage under our equity incentive plan in comparison to the defined peer group based on data from SEC filings.

Use of Market Data and Peer Group Analysis

When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly-held companies in the life sciences industry, especially to understand the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience. While referencing the peer group compensation levels is helpful in determining market-competitive compensation for our Named Executive Officers, it is only one component in determining executive officer compensation and the Compensation Committee has discretion in determining the nature and extent of its use.

In December 2015, based on the recommendation of Radford, the Compensation Committee determined that a defined peer group was appropriate to reference in connection with making 2016 executive officer compensation decisions. With the assistance of Radford, the Compensation Committee considered several factors in determining the list of companies to be included in the defined peer group for 2016 executive compensation decisions, including stage of development, market capitalization, number of employees, public status and length of time being public,

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primary location of operations and level of research and development expenditures and revenue. The following companies were identified by the Compensation Committee as the defined peer group for 2016 executive compensation decisions:

Achillion Pharmaceuticals	Infinity Pharmaceuticals	Rigel Pharmaceuticals, Inc.
Array BioPharma Inc.	Insmed Incorporated	Sangamo Biosciences, Inc.
Celldex Therapeutics, Inc.	Mirati Therapeutics	TG Therapeutics, Inc.
Cytokinetics, Incorporated	New Link Genetics Corporation	Threshold Pharmaceuticals
Dynavax Technologies Corporation	Raptor Pharmaceuticals	Xenoport

In December 2015, these peer group companies had a 30-day average median market capitalization of $615.0 million and a median number of 123 employees based on their most recent annual reports, compared to our 30-day average market capitalization of $680.4 million and 42 employees. The market data supplied by Radford for the defined peer group provides information on the total compensation paid to executive officers in comparable positions and responsibilities. The Compensation Committee believes referencing Radford’s market data, along with other factors, is important when setting total compensation (base salary, annual incentive bonus and equity awards value) for our Named Executive Officers in 2016 because competition for executive management is intense in our industry and in our geographic area, and continued leadership from our Named Executive Officers is deemed critical to our success.

Compensation Decisions in 2016

2016 Base Salaries

The Compensation Committee believes base salaries should be consistent with the base salaries provided by companies in our defined peer group. In the first quarter of 2016, the Compensation Committee performed its annual analysis of base salaries for all of our Named Executive Officers using the defined peer group market data provided by Radford. The market data analysis showed that at the end of 2015, the base salary of two of our Named Executive Officers was between the 50th to the 75th percentile, and the base salary of the remaining three of our Named Executive Officers was above the 75th percentile, of the market data provided by Radford. In addition to the market data analysis, the Compensation Committee considered a number of other factors, including:

•	the individual performance of each Named Executive Officer in 2015;

•	internal pay equity among the Named Executive Officers;

•	tenure, experience, skills and responsibilities of each Named Executive Officer;

•	managerial leadership exhibited by each Named Executive Officer;

•	expected cost of living increases in the San Francisco Bay Area;

•	overall Company performance; and

•	the anticipated level of difficulty in replacing an executive officer with someone of comparable experience and skill, especially given significant uncertainty relating to our future operations.

Upon consideration of all these factors, the Compensation Committee determined that the Named Executive Officers were competitively compensated and did not require any market adjustments to fall within the referenced base salary range of the market data provided by Radford. The Compensation Committee also concluded, with respect to each Named Executive Officer whose base salary was at or above the 75th percentile of the market data provided by Radford, that such base salary appropriately reflected the broad responsibilities of each Named Executive Officer and the level of difficulty required to achieve the individual and corporate goals for 2016.

Given the collaborative team-oriented effort and broad job responsibilities of our Named Executive Officers, and therefore the desire for equitable compensation among the executive team, and based on guidance provided by Radford as to an appropriate cost of living adjustment, the Compensation Committee and, with respect to Dr. Scarlett, the Independent Board, approved a cost of living base salary adjustment of 3% for each of our

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Named Executive Officers for 2016. In reaching this decision, the Compensation Committee did not apply any formula to the factors considered, but rather employed a holistic analysis to conclude that under the circumstances, a cost of living base salary adjustment of 3% was reasonable.

The following 2016 base salaries for our Named Executive Officers were effective as of January 1, 2016.

Named Executive Officer	2015 Base Salary		Salary Increase (%)	2016 Base Salary
John A. Scarlett, M.D.	$604,095		3%	$622,200
Olivia K. Bloom	$375,950		3%	$387,200
Melissa A. Kelly Behrs	$362,560		3%	$373,400
Andrew J. Grethlein, Ph.D.	$390,370		3%	$402,100
Stephen N. Rosenfield, J.D.	$401,700	(1)	3%	$413,750	(1)

(1)	We employ Mr. Rosenfield at 80% full-time equivalent. Thus, the actual base salary paid to Mr. Rosenfield is 80% of the amounts presented in the table.

2016 Annual Incentive Bonuses

Named Executive Officers’ 2016 annual incentive bonus targets, as a percentage of base salary, as shown in the table below, remained at the same historical levels that we have applied since 2010. The defined peer group market data provided by Radford showed the annual incentive bonus targets for each of our Named Executive Officers in 2016 were above the 75th percentile, except for the CEO whose bonus target fell between the 50th and 75th percentile of the defined peer group data provided by Radford. The Compensation Committee determined that these 2016 targets were appropriate in light of the functions for which our Named Executive Officers were accountable to ensure achievement of our 2016 corporate objectives, and strengthened our ability to retain our Named Executive Officers in a competitive job market.

The table below summarizes the annual incentive bonus targets as a percentage of annual salary for each of our Named Executive Officers for 2016.

Named Executive Officer	Annual Incentive Bonus Target as a % of Salary
John A. Scarlett, M.D.	60%
Olivia K. Bloom	45%
Melissa A. Kelly Behrs	45%
Andrew J. Grethlein, Ph.D.	45%
Stephen N. Rosenfield, J.D.	45%

In keeping with of our pay for performance philosophy, the earnable amount of an annual incentive bonus for each Named Executive Officer is variable and at risk due to its dependency on the performance of the individual and the overall Company. Consistent with prior years, for 2016, other than Dr. Scarlett, each Named Executive Officer’s annual incentive bonus was contingent on the following: 50% upon the level of achievement of our corporate goals, 30% upon the level of achievement of individual goals, and 20% upon individual support and manifestation of our corporate values. For Dr. Scarlett, his annual incentive bonus was 100% contingent upon the level of achievement of our corporate goals.

2016 Corporate Goal Achievement Factor

The table below summarizes the corporate goals approved by the Board for 2016, including assigned weightings, and the Compensation Committee’s and Independent Board’s assessment of the level of achievement of those goals for 2016. The corporate goals for 2016 primarily focused on active management of our collaboration with Janssen for the continued clinical development of imetelstat, strategically assessing business opportunities depending on the status of imetelstat, including searching for and evaluating potential assets or companies for us to acquire and/or in-license, and maintaining fiscal responsibility. Based on the achievements noted below, the Independent Board deemed these corporate goals to be 100% achieved for 2016.

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2016 Corporate Goals	Weighting (A)	Highlights of Company Performance	Percentage Achievement (B)	Total (A x B)
1) Actively engage Janssen in program oversight and joint decision making.	30%

•      Actively participated in numerous steering committee and working group meetings monitoring all aspects of imetelstat development program, including clinical operations, regulatory interactions, manufacturing activities, preclinical research, medical affairs, commercial planning, external communications, intellectual property protection and financial reporting.

•      Prepared for and attended regulatory meetings with Janssen related to imetelstat.

•      Reviewed and approved multiple publication requests from Janssen and other authors.

•      Reviewed and approved protocol amendments for the IMbark and IMerge clinical trials of imetelstat.

•      Ensured ongoing intellectual property protection for imetelstat.

			100%	30%
2) Achieve interim data review and continued development of imetelstat in myelofibrosis (MF) by Janssen.	10%

•      Conducted collaborative analysis and review with Janssen of safety, efficacy and pharmacokinetic data from 20 patients from each dosing arm who had been followed on the trial for at least 12 weeks from the IMbark trial.

•      Proposed additional data analyses, which were performed by Janssen, to investigate potential correlations between dosing and responses.

•      Agreed to recommendations by Janssen related to dosing arms, including enrollment suspension to allow for collection of longer follow up data from patients already enrolled in the trial.

•      Agreed to timing of second internal data review to occur in the second quarter of 2017.

			100%	10%
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2016 Corporate Goals	Weighting (A)	Highlights of Company Performance	Percentage Achievement (B)	Total (A x B)
3) Achieve interim data review and continued development of imetelstat in myelodysplastic syndromes (MDS) by Janssen.	10%	• Conducted collaborative analysis and review with Janssen of safety, efficacy and pharmacokinetic data from a subset of patients from Part 1 of the IMerge trial. • Agreed to recommendations by Janssen to allow for collection of longer follow up data from all patients in Part 1 of the trial. • Agreed to timing of second internal data review to occur in the second quarter of 2017.	100%	10%
4) Conduct due diligence review of appropriate companies for acquisition.	15%	• Conducted initial triage and screened a significant number of potential acquisition opportunities. • Completed preliminary assessment of a significant number of potential acquisition opportunities, resulting in deeper scientific, clinical and financial diligence of several companies. • Presented findings and conclusions to the Board.	100%	15%
5) Conduct comprehensive strategic review of business plan based on imetelstat status, including consideration of strategic combination with potential companies.	25%	• Conducted business opportunity and risk assessment of imetelstat in potential hematologic myeloid malignancies, including possible imetelstat development plans for such indications, as well as operational resources and financing requirements necessary to implement such development plans. • Presented findings and conclusions to the Board.	100%	25%
6) Manage expenditures to Board-approved budget.	10%	• Controlled expenses to be in line with established budget to maintain sufficient cash resources to support business development search efforts and collaborative development of imetelstat.	100%	10%
Total	100%			100%
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2016 Individual Performance and Corporate Values Performance Factors

As discussed in further detail below, each Named Executive Officer’s 2016 individual performance factor was assessed not only in light of personal performance in accomplishing individual, team, departmental and functional goals and objectives, but also the overall performance of the functional areas for which the executive officer has responsibility, the manner in which the executive officer contributes to the overall success of the Company, including areas outside of his or her responsibility, and the overall management of the executive officer’s staff. Each Named Executive Officer’s individual corporate values performance factor was based on actions during 2016 demonstrating his/her full support and manifestation of our corporate values. Using the evaluations performed by the Chief Executive Officer, the Compensation Committee determined the actual individual performance factor for each of our Named Executive Officers (other than the Chief Executive Officer) for 2016 to be 1.1 and the actual corporate values performance factor to be 1.0.

2016 Individual Achievements

Consistent with prior years, Dr. Scarlett’s 2016 annual incentive bonus was structured to be 100% contingent on the level of corporate goal achievement. Accordingly, with the Independent Board approved corporate goal achievement factor of 100% and Dr. Scarlett’s direct responsibility and contributions for the achievement of such goals, the Compensation Committee recommended, and the Independent Board approved that Dr. Scarlett should receive 100% of his 2016 target annual incentive bonus.

Ms. Bloom was awarded an individual performance factor of 1.1 and a corporate values performance factor of 1.0 based primarily on the following achievements and contributions made by Ms. Bloom during 2016:

•	supported business development efforts by performing due diligence on potential acquisition opportunities with specific emphasis on corporate structure and governance, employee compensation policies and change in control provisions, capitalization, investors and financial projections;

•	participated in a comprehensive strategic review of the Company’s business plan by updating cash flow models including costs, forecasted patient numbers, pricing and penetration and evaluated optimal financial funding strategies;

•	directed and managed the Investor Relations function to maintain and increase investor interest through identification of potential target investors, conduct of non-deal roadshows and retention of sell-side analyst coverage; and

•	effectively reviewed and negotiated company expenses to remain within the budgeted spending level for 2016.

Ms. Behrs was awarded an individual performance factor of 1.1 and a corporate values performance factor of 1.0 based primarily on the following achievements and contributions made by Ms. Behrs during 2016:

•	played a key leadership role as a member of the imetelstat governance committees with Janssen to ensure active monitoring of progress versus key program goals, including the interim data reviews conducted in the third quarter of 2016 that led to the continued development of imetelstat in MF and MDS by Janssen, pending the results of the second planned internal data reviews to be conducted by Janssen in 2017;

•	fostered a close, collaborative and high quality alliance with Janssen, resulting in timely resolution of issues encountered and appropriate influence and decision making regarding assessment of appropriate data sets and next steps for study conduct based on interim data reviews;

•	led the business development efforts to search for and evaluate potential acquisition opportunities, and explore and assess the commercial opportunities for imetelstat in hematologic myeloid malignancies; and

•	negotiated and executed a new license agreement with Janssen Pharmaceuticals, Inc. for Geron’s specialized oligonucleotide backbone chemistry and novel amidates for RNAi, resulting in an upfront payment of $5 million in 2016, as well as potential milestone payments up to $75 million for the achievement of certain development and regulatory milestones and future royalties in the low single digit percentage range payable on aggregate worldwide net sales of each licensed product.
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Dr.  Grethlein was awarded an individual performance factor of 1.1 and a corporate values performance factor of 1.0 based primarily on the following achievements and contributions made by Dr. Grethlein during 2016:

•	provided key clinical development and manufacturing expertise and analysis in architecting the strategic review of the Company’s business plan to optimize the success of imetelstat in potential hematologic myeloid malignancies;

•	played a key leadership role as a member of the imetelstat governance committees with Jansen to evaluate complex development and regulatory options for the imetelstat clinical program, particularly in response to the interim data reviews conducted in the third quarter of 2016;

•	ensured critical imetelstat manufacturing timelines and issues were addressed effectively with Janssen; and

•	provided scientific and clinical development expertise in evaluating potential acquisition opportunities, including evaluation of the prospective clinical applications for the lead programs and technology platforms and the possible competitive landscapes.

Mr. Rosenfield was awarded an individual performance factor of 1.1 and a corporate values performance factor of 1.0 based primarily on the following achievements and contributions made by Mr. Rosenfield during 2016:

•	served as strategic business advisor to management and the Board by providing critical legal and business expertise on potential acquisition opportunities and business plans;

•	led and managed corporate governance compliance through administration of meetings of the Board and the Compensation Committee and Nominating and Corporate Governance Committee and comprehensive and timely review of all public disclosure documents, including SEC filings, press releases, investor and business development presentations and conference call scripts;

•	supervised the Human Resources function, including directing a review and analysis of compensation elements to address employee retention and guiding activities to promote positive employee morale; and

•	supervised the Legal function, including driving successful settlement negotiations for purported securities class action lawsuits and derivative lawsuits, overseeing imetelstat intellectual property protection under the Janssen collaboration and supporting business development activities through due diligence of legal matters for potential acquisition opportunities and drafting of the Janssen Pharmaceuticals, Inc. license agreement.

Following are the annual incentive bonus targets and weighting percentages for each of the factors used to calculate the 2016 annual incentive bonus for each of our Named Executive Officers as well as the 2016 actual bonus percentage awarded.

	(A)	(B)	(C)	(D)	(E)	(F)	(G)	= (A*B*C)
								+ (A*D*E)
								+ (A*F*G)
	Annual							Annual
	Incentive		2016				2016	Incentive
	Bonus	Corporate	Corporate		2016		Corporate	Bonus
	Target	Goal	Goal	Individual	Individual	Corporate	Values	Awarded
	as a	Achievement	Achievement	Performance	Performance	Values	Performance	as a % of
Named Executive Officer	% of Salary	Weighting	Factor	Weighting	Factor	Weighting	Factor	Salary
John A. Scarlett, M.D.	60%	100%	1.0	N/A	N/A	N/A	N/A	60.0%
Olivia K. Bloom	45%	50%	1.0	30%	1.1	20%	1.0	46.4%
Melissa A. Kelly Behrs	45%	50%	1.0	30%	1.1	20%	1.0	46.4%
Andrew J. Grethlein, Ph.D.	45%	50%	1.0	30%	1.1	20%	1.0	46.4%
Stephen N. Rosenfield, J.D.	45%	50%	1.0	30%	1.1	20%	1.0	46.4%
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2016 Equity Awards

Consistent with the objectives of our executive compensation program to link pay with performance, align the interests of stockholders and employees, and encourage employee ownership in Geron, in February 2016, the Compensation Committee approved stock option grants to our Named Executive Officers, and the Independent Board approved a stock option grant to our Chief Executive Officer. In determining the appropriate size and value of stock option grants in 2016 for our Named Executive Officers, the Compensation Committee (and the Independent Board, with respect to our Chief Executive Officer) generally referenced the defined peer group market data provided by Radford. In addition, the Compensation Committee considered the following:

•	overall corporate performance in the prior year;

•	a Named Executive Officer’s recent performance history and his or her potential for future responsibility;

•	internal compensation equity among the Named Executive Officers;

•	criticality of the individual to the long-term success of the Company;

•	equity awards previously granted to the individual;

•	the amount of actual versus theoretical equity value per year that has been derived to date by the individual;

•	the current actual value of unvested equity grants for each individual;

•	the percentage of stock option grants with exercise prices greater than Geron’s current stock price; and

•	the number of stock option grants that have expired unexercised as a result of market conditions.

In light of the objective to retain and engage existing Named Executive Officers, especially during periods of significant uncertainty given the sole reliance on the collaboration with Janssen to further develop, manufacture and commercialize imetelstat and the unknown outcome of our efforts to identify and acquire and/or in-license other oncology products, product candidates, programs or companies to grow and diversify our business, the Compensation Committee determined that in 2016 referencing the 50th to 75th percentile of the market data provided by Radford for total compensation (consisting of annual base salary, annual incentive bonus and the grant date fair value of equity awards) was appropriate for determining the level of stock option grants; however, the Compensation Committee determined that a broad-based approach in determining the level of stock option grants for our Named Executive Officers, except for the Chief Executive Officer, was appropriate to maintain internal compensation equity among the executive team and reflected the collaborative, team-oriented nature of long-term value creation through the achievement of strategic corporate goals. In reaching these decisions, the Compensation Committee did not apply a formula, but rather a holistic analysis emphasizing the factors described above. In determining the size of the stock option grant for the Chief Executive Officer, the Independent Directors referenced the market data provided by Radford, specifically the annual stock option grants provided to other chief executive officers in the defined peer group. The Compensation Committee also determined that the equity awards granted to our Named Executive Officers in 2016 should continue to consist only of stock options rather than restricted stock awards that vest over time because stock options deliver future value only if the price per share of our Common Stock increases above the exercise price, thus aligning the interests of our Named Executive Officers and stockholders for the long-term success of Geron.

Our Named Executive Officers received the following stock option grants in February 2016:

Named Executive Officer	2016 Stock Option Grant (# of shares)
John A. Scarlett, M.D.	600,000
Olivia K. Bloom	210,000
Melissa A. Kelly Behrs	210,000
Andrew J. Grethlein, Ph.D.	210,000
Stephen N. Rosenfield, J.D.	210,000
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In accordance with Geron’s equity grant practices, the exercise price for the February 2016 stock option grants was equal to the closing price of Geron Common Stock as reported by the NASDAQ Global Select Market on the date of grant and the vesting schedule is monthly over four years from the date of grant, provided the employee continues to provide services to Geron. For additional information regarding stock option grants to our Named Executive Officers in 2016, see the sub-section entitled “Grants of Plan-Based Awards for 2016”. We did not reprice any stock options in 2016, despite the fact that our Named Executive Officers hold a significant number of stock options that are underwater.

Perquisites

In accordance with the terms of his employment agreement, Dr. Scarlett receives reimbursement for housing expenses (not to exceed $2,000 per month) and travel costs (not to exceed $20,000 per year) in connection with the commute from his personal residence in Texas to our headquarters in Menlo Park, California. These commuting expense benefits were negotiated with Dr.  Scarlett at the time of his initial employment and were deemed a reasonable expense and necessary inducement to his commencement of employment with us. Dr. Scarlett does not receive separate compensation for serving as a member of our Board.

Employment Agreements and Severance and Change in Control Benefits

We have entered into written employment agreements with each of our Named Executive Officers that set forth the terms of their employment, including initial base salaries, and eligibility to participate in the Company’s annual incentive bonus program. In addition, each employment agreement includes restrictive covenants, such as non-compete and non-solicitation provisions, that would apply in the event of termination, which our Board believe helps protect our value. Each of our Named Executive Officers is employed “at will.”

Our Named Executive Officers are entitled to certain severance and change in control benefits under the terms of our Amended Severance Plan, their employment agreements and our equity plans, as further described under the sub-section entitled “Potential Payments Upon Termination or Change in Control”. Given the nature of the life sciences industry and the range of strategic initiatives we may explore, the Compensation Committee believes these severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent in the competitive San Francisco Bay Area employment market. Our change in control benefits are intended to allow employees, including our Named Executive Officers, to focus their attention on the business operations of Geron in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of Geron. In addition, our severance benefits provide reasonable protection to the executive officer in the event that he or she is not retained. We do not provide for any excise tax gross-ups in the Amended Severance Plan or in any individual employment agreement with a Named Executive Officer.

Compensation Recovery Provisions

Each of our executive officer employment agreements contain a “clawback provision” which requires that an executive officer forfeit his or her entire annual incentive bonus if we determine that such executive officer has engaged in any misconduct intended to affect the payment of his or her annual incentive bonus, or has otherwise engaged in any act or omission that would constitute cause for termination of his or her employment, as defined by his or her employment agreement.

Tax and Accounting Implications of Executive Compensation

The Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the Internal Revenue Code, which makes certain “non-performance-based” compensation to certain executive officers of Geron in excess of $1,000,000 non-deductible to us. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Internal Revenue Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the independent directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

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The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to executive officers and take appropriate action in response to the provisions of Section 162(m), to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted on March 16, 2017 by the members of the Compensation Committee of the Board of Directors:

Robert J. Spiegel, M.D., FACP	Compensation Committee Chair
Karin Eastham	Compensation Committee Member
V. Bryan Lawlis, Ph.D.	Compensation Committee Member

This Section is not “soliciting material,” is not deemed ” filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, other than in Geron’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table includes information concerning compensation for the years ended December 31, 2016, 2015 and 2014 with respect to our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers at December 31, 2016 (our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
John A. Scarlett, M.D.	2016	$622,200	$—		$1,086,960	$373,300	$78,382	$2,160,842
President and Chief Executive Officer	2015	604,095	—		1,859,340	362,457	61,793	2,887,685
	2014	586,500	70,380	(4)	5,001,416	351,900	60,807	6,071,003

Olivia K. Bloom	2016	$387,200	$—		$380,436	$179,500	$28,546	$975,682
Executive Vice President, Finance,	2015	375,950	—		650,769	174,253	12,468	1,213,440
Chief Financial Officer and Treasurer	2014	365,000	16,425	(4)	1,468,600	174,105	12,126	2,036,256

Melissa A. Kelly Behrs	2016	$373,400	$—		$380,436	$173,100	$40,981	$967,917
Executive Vice President, Bus. Dev.	2015	362,560	—		650,769	172,941	35,257	1,221,527
and Portfolio & Alliance Management	2014	352,000	15,840	(4)	1,468,600	172,656	33,467	2,042,563

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Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew J. Grethlein, Ph.D.	2016	$402,100		$—		$380,436	$186,400	$38,749	$1,007,685
Executive Vice President,	2015	390,370		—		650,769	180,937	36,308	1,258,384
Development and Technical Operations	2014	379,000		17,055	(4)	1,468,600	180,783	34,379	2,079,817

Stephen N. Rosenfield, J.D.	2016	$331,000	(5)	$—		$380,436	$153,400	$13,897	$878,733
Executive Vice President, General	2015	321,360	(5)	—		650,769	148,950	13,872	1,134,951
Counsel and Corporate Secretary	2014	312,000	(5)	14,040	(4)	1,468,600	148,824	13,347	1,956,811

(1)	Amounts represent the aggregate grant date fair value of stock option awards granted during the applicable fiscal year as calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 8 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of stock option awards and the calculation method. Refer to the supplemental table of the sub-section entitled “Outstanding Equity Awards at Fiscal Year-End” for information as to each Named Executive Officers’ vested and unvested stock option holdings, and under the sub-section entitled “Grants of Plan- Based Awards for 2016” for the number of stock options granted during 2016.

(2)	Amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent the annual incentive bonuses earned pursuant to our annual incentive bonus plan. For further discussion, see the sub-section entitled “Compensation Discussion and Analysis – 2016 Annual Incentive Bonuses”.

(3)	Amounts shown include, as applicable: (i) reimbursements for housing and travel expenses; (ii) the portion of life and health insurance premiums paid by the Company; and (iii) the matching contribution made to the Geron 401(k) Plan on behalf of each Named Executive Officer. Amounts for the year ended December 31, 2016 were as follows:

Named Executive Officer	Housing and Travel Reimbursements ($)	Insurance Premiums ($)	401(k) Match ($)(a)	Total ($)
John A. Scarlett, M.D.	$44,000	$34,382	$—	$78,382
Olivia K. Bloom	$ —	$19,546	$9,000	$28,546
Melissa A. Kelly Behrs	$ —	$30,054	$10,927	$40,981
Andrew J. Grethlein, Ph.D.	$ —	$26,749	$12,000	$38,749
Stephen N. Rosenfield, J.D.	$ —	$1,897	$12,000	$13,897

(a) Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In November 2015, the Compensation Committee approved a matching contribution equal to 50% of each employee’s annual contributions during 2016. The matching contribution was made in cash on January 23, 2017.

(4)	Amounts represent the discretionary portion of the annual incentive bonus awarded to each Named Executive Officer in 2014.

(5)	The actual base salary amounts reflect Mr. Rosenfield’s employment at 80% full-time equivalent.
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Grants of Plan-Based Awards for 2016

The following table sets forth information regarding grants of plan-based awards with respect to each of our Named Executive Officers for the fiscal year ended December 31, 2016:

			Estimated
			Possible	All Other Option Awards:
			Payouts Under			Grant Date
			Non-Equity	Number of	Exercise	Fair Value of
			Incentive Plan	Securities	Price	Stock
			Awards	Underlying	of Stock	Option
	Approval	Grant	Target(1)	Options	Options	Awards
Named Executive Officer	Date	Date	($)	(#)(2)	($/Sh)	($)(3)
John A. Scarlett, M.D.	2/11/16	2/11/16	—	600,000	$2.54	$1,086,960
		—	$373,320	—	—	—

Olivia K. Bloom	2/10/16	2/11/16	—	210,000	$2.54	$380,436
		—	$174,240	—	—	—

Melissa A. Kelly Behrs	2/10/16	2/11/16	—	210,000	$2.54	$380,436
		—	$168,030	—	—	—

Andrew J. Grethlein, Ph.D.	2/10/16	2/11/16	—	210,000	$2.54	$380,436
		—	$180,945	—	—	—

Stephen N. Rosenfield, J.D.	2/10/16	2/11/16	—	210,000	$2.54	$380,436
		—	$148,950	—	—	—

(1)	This column sets forth the target amount of each Named Executive Officer’s annual incentive bonus award for the fiscal year ended December 31, 2016 under our annual incentive bonus plan. Accordingly, the amounts set forth in this column do not represent actual compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2016. For the actual compensation paid to our Named Executive Officers for the fiscal year ended December 31, 2016, see the sub-section entitled “Summary Compensation Table”. For further discussion, see the sub-section entitled “Compensation Discussion and Analysis – 2016 Annual Incentive Bonuses”.

(2)	Stock option vests in a series of 48 equal consecutive monthly installments commencing February 11, 2016, provided the executive officer continues to provide services to the Company.

(3)	Amounts represent the grant date fair value of each stock option granted in 2016 calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 8 of the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying the valuation of stock option awards and the calculation method.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our Named Executive Officers has entered into a written employment agreement with Geron.

We entered into an employment agreement with Dr. Scarlett dated September 29, 2011, in connection with commencement of his employment with us. Dr. Scarlett’s employment agreement originally provided him with an annual base salary of $550,000, subject to increase, and an annual incentive bonus targeted at 60% of his annual base salary. On February 11, 2014, we amended Dr. Scarlett’s employment agreement to provide for an annual base salary of $586,500, subject to increase, and to include a clawback provision, which clawback provision is described in more detail under the sub-section entitled “Compensation Discussion and Analysis – Compensation Recovery Provisions.”

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We entered into an employment agreement with Ms. Bloom dated December 7, 2012, in connection with her appointment as our Senior Vice President, Finance, Chief Financial Officer and Treasurer, to provide an annual base salary of $330,000 and an annual incentive bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Bloom’s employment agreement to include a clawback provision. On February 11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Bloom’s employment agreement to provide for an annual base salary of $365,000, subject to increase, and an annual incentive bonus targeted at 45% of her annual base salary.

We entered into an employment agreement with Ms. Behrs effective January 31, 2013, in connection with her appointment as our Senior Vice President, Portfolio and Alliance Management, to provide an annual base salary of $341,550, subject to increase, and an annual incentive bonus targeted at 40% of her annual base salary. On September 24, 2013, we amended Ms. Behrs’ employment agreement to include a clawback provision. On February  11, 2014, in connection with her promotion to Executive Vice President, we amended Ms. Behrs’ employment agreement to provide for an annual base salary of $352,000, subject to increase, and an annual incentive bonus targeted at 45% of her annual base salary.

We entered into an employment agreement with Dr. Grethlein effective September 17, 2012, in connection with commencement of his employment with us, to provide an annual base salary of $355,000 and an annual incentive bonus targeted at 45% of his annual base salary. On February 11, 2014, we amended Dr. Grethlein’s employment agreement to provide for an annual base salary of $379,000, subject to increase, and to include a clawback provision.

We entered into an employment agreement with Mr. Rosenfield effective February 16, 2012, in connection with commencement of his employment with us, to provide an annual base salary of $292,000, subject to increase and pro-rated to reflect Mr. Rosenfield’s 80% of a full-time work schedule, and an annual incentive bonus targeted at 45% of his annual base salary. On September 24, 2013, we amended Mr. Rosenfield’s employment agreement to include a clawback provision.

See also the sub-section entitled “Potential Payments Upon Termination or Change in Control” with respect to severance benefits payable under the employment agreements with our Named Executive Officers and under our Amended Severance Plan.

Annual Incentive Bonuses. We provide for annual incentive bonuses to reward Named Executive Officers for performance in the prior fiscal year. For more information regarding our annual incentive bonus plan, see the sub-section entitled “Compensation Discussion and Analysis – 2016 Annual Incentive Bonuses”.

Equity Awards. All stock options awarded to our Named Executive Officers during 2016 were granted under our 2011 Plan. Descriptions of the terms of the stock options granted to our Named Executive Officers are included under the sub-section entitled “Compensation Discussion and Analysis – 2016 Equity Awards”.

Our 2011 Plan was approved by our Board and our stockholders in 2011 and replaced our Amended and Restated 2002 Equity Incentive Plan. The 2011 Plan provides for the grant of stock options, restricted stock, restricted stock units, performance awards and other stock and cash awards. The exercise price of a stock option grant may not be less than 100% of the closing price of our Common Stock as reported by the NASDAQ Global Select Market on the date of grant. Stock option grants generally have a term of ten years, but may terminate sooner in connection with the holder’s termination of service with us. Stock option grants vest based on conditions determined by the Compensation Committee or the Independent Board, which typically include continued service, but may also include performance goals and/or other conditions. The vesting of all equity awards granted under the 2011 Plan are subject to acceleration under certain termination or change in control circumstances as described under the sub-section entitled “Potential Payments Upon Termination or Change in Control”.

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Outstanding Equity Awards at Fiscal Year-End

The following table includes information with respect to all outstanding equity awards held by our Named Executive Officers as of December 31, 2016.

	Option Awards
			Number	Number
			of	of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option
			Options	Options	Exercise	Option
	Grant		Exercisable	Unexercisable	Price	Expiration
Named Executive Officer	Date		(#)	(#)	($/Sh)	Date
John A. Scarlett, M.D.	9/29/11		1,000,000	—	$2.16	9/29/21
	5/17/12		505,000	—	$1.41	5/17/22
	2/13/13	(1)	1,284,167	55,833	$1.50	2/13/23
	2/11/14	(1)	949,167	390,833	$5.09	2/11/24
	3/13/15	(1)	262,500	337,500	$4.34	3/13/25
	2/11/16	(1)	125,000	475,000	$2.54	2/11/26

Olivia K. Bloom	5/23/07		20,000	—	$9.32	5/23/17
	5/28/08		20,000	—	$3.97	5/28/18
	5/28/08		10,829	—	$3.97	5/28/18
	5/29/09		20,000	—	$6.52	5/29/19
	5/29/09		7,500	—	$6.52	5/29/19
	5/29/09		20,000	—	$6.52	5/29/19
	5/19/10		20,000	—	$5.29	5/19/20
	5/20/11		50,000	—	$4.65	5/20/21
	5/17/12		215,000	—	$1.41	5/17/22
	2/12/13	(1)	383,333	16,667	$1.51	2/12/23
	2/10/14	(1)	283,333	116,667	$5.01	2/10/24
	3/13/15	(1)	91,875	118,125	$4.34	3/13/25
	2/11/16	(1)	43,750	166,250	$2.54	2/11/26

Melissa A. Kelly Behrs	5/23/07		50,000	—	$9.32	5/23/17
	5/28/08		50,000	—	$3.97	5/28/18
	5/28/08		14,167	—	$3.97	5/28/18
	5/29/09		50,000	—	$6.52	5/29/19
	5/29/09		20,000	—	$6.52	5/29/19
	5/19/10		50,000	—	$5.29	5/19/20
	5/19/10		10,000	—	$5.29	5/19/20
	5/20/11		50,000	—	$4.65	5/20/21
	5/17/12		300,000	—	$1.41	5/17/22
	2/12/13	(1)	287,500	12,500	$1.51	2/12/23
	2/10/14	(1)	283,333	116,667	$5.01	2/10/24
	3/13/15	(1)	91,875	118,125	$4.34	3/13/25
	2/11/16	(1)	43,750	166,250	$2.54	2/11/26

Andrew J. Grethlein, Ph.D.	9/19/12		600,000	—	$1.70	9/19/22
	2/12/13	(2)	287,500	12,500	$1.51	2/12/23
	2/10/14	(1)	283,333	116,667	$5.01	2/10/24
	3/13/15	(1)	91,875	118,125	$4.34	3/13/25
	2/11/16	(1)	43,750	166,250	$2.54	2/11/26
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	Option Awards
			Number	Number
			of	of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option
			Options	Options	Exercise	Options
	Grant		Exercisable	Unexercisable	Price	Expiration
Named Executive Officer	Date		(#)	(#)	($/Sh)	Date
Stephen N. Rosenfield, J.D.	11/1/11	(3)	36,000	—	$2.22	11/1/21
	2/16/12		425,000	—	$2.14	2/16/22
	5/17/12		200,000	—	$1.41	5/17/22
	2/12/13	(1)	402,500	17,500	$1.51	2/12/23
	2/10/14	(1)	283,333	116,667	$5.01	2/10/24
	3/13/15	(1)	91,875	118,125	$4.34	3/13/25
	2/11/16	(1)	43,750	166,250	$2.54	2/11/26

(1)	Stock option vests in a series of 48 equal consecutive monthly installments commencing from the date of grant, provided the executive officer continues to provide services to the Company.

(2)	Stock option vests as follows: 12,500 shares on April 12, 2013 and the remaining 287,500 shares in a series of 46 equal consecutive monthly installments commencing from April 12, 2013, provided the executive officer continues to provide services to the Company.

(3)	Stock option was granted in connection with Mr. Rosenfield’s consulting agreement prior to his employment with the Company.

Option Exercises and Restricted Stock Awards Vested in 2016

None of our Named Executive Officers exercised any options or vested any restricted stock awards during the fiscal year ended December 31, 2016.

Pension Benefits

None of our Named Executive Officers participates in or has an account balance under any defined benefit pension or retirement plans sponsored by the Company.

Non-Qualified Deferred Compensation

None of our Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

Additional Benefits

Our Named Executive Officers are eligible to participate in our benefit plans generally available to all employees, as described in the sub-section entitled “Compensation Discussion and Analysis – Broad-Based Benefits.”

Potential Payments Upon Termination or Change in Control

Employment Agreements

Our Named Executive Officers are entitled to certain severance benefits payable in connection with a Covered Termination (as defined below) under their employment agreements. Pursuant to these employment agreements, in the event of a Covered Termination and subject to a release of claims against Geron, each Named Executive Officer will be entitled to (i) a lump-sum severance payment equal to 12 months (24 months, with respect to Dr. Scarlett) of his or her base salary in effect as of such termination, (ii) a lump-sum payment equal to the pro-rated portion of any target annual incentive bonus, and (iii) continued COBRA coverage for a period of one year

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following a Covered Termination. In addition, the vested portion of any stock options, or other exercisable equity award in Geron, will remain exercisable until the earlier of the second anniversary of the date of termination and the original expiration date of such award.

For the purposes of our Named Executive Officers’ employment agreements, the following definitions apply:

•	“Covered Termination” generally means an Involuntary Termination Without Cause that occurs at any time, provided that such termination constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code.

•	“Involuntary Termination Without Cause” generally means an executive officer’s dismissal or discharge other than: a) for cause or b) following an involuntary or voluntary filing of bankruptcy, an assignment for the benefit of creditors, a liquidation of our assets in a formal proceeding or otherwise or any other event of insolvency by Geron, in any case, without an offer of comparable employment by Geron or a successor, acquirer, or affiliate of Geron.

•	“Cause” generally means the executive officer’s:

	(i)	willful act or omission constituting dishonesty, fraud or other malfeasance against the Company;

	(ii)	conviction of a felony;

	(iii)	debarment by the FDA from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company; or

	(iv)	breach of any material Company policies.

Amended Severance Plan

In September 2002, the Board approved a Severance Plan that originally became effective on January 21, 2003 and was subsequently amended and restated, most recently in May 2013 (collectively referred to herein as the “Amended Severance Plan”). The Amended Severance Plan applies to all employees, including our Named Executive Officers, who are not subject to a performance improvement plan.

The Amended Severance Plan provides for cash severance benefits to be paid to employees, including our Named Executive Officers, under a “double trigger” situation, defined below as a Change in Control Triggering Event. Under this double trigger requirement, severance benefits are paid only upon the occurrence of a Change in Control and a termination of employment, with such termination being either by the Company or because the employee resigns due to a material change in their employment terms. The Board believes that a double trigger is considered industry standard and provides appropriate protection for our employees, including our Named Executive Officers, from post-Change in Control events that are not related to the employee’s performance, encourages employees to stay throughout a transition period in the event of a Change in Control and does not provide for benefits for an employee who remains with the surviving company in a comparable position.

Under the Amended Severance Plan, the following definitions apply:

•	“Change in Control Triggering Event” is defined as a termination without Cause in connection with a Change in Control (which has the same definition as under the 2011 Plan described below) or within 12 months following a Change in Control. Additionally, if an individual is terminated by the Company in connection with a Change in Control but immediately accepts employment with the Company’s successor or acquirer, they will not be deemed to have had a Change in Control Triggering Event unless:

	(i)	such individual is subsequently terminated without Cause by the successor or acquirer within the 12 months following the Change in Control;

	(ii)	such individual resigns employment with the Company because in connection with a Change in Control he or she is offered terms of employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the Change in Control that results in a material change in the terms of employment; or
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	(iii)	after accepting (or continuing) employment with the Company or the Company’s successor or acquirer after a Change in Control, such individual resigns employment within 12 months following the Change in Control due to a material change in terms of employment as defined below.

•	“Cause” generally means an employee’s continued failure to satisfactorily perform duties, willful act or omission constituting dishonesty, fraud or other malfeasance against the Company, conviction of a felony, debarment by the FDA from working in or providing services to any pharmaceutical or biotechnology company or other ineligibility under any law or regulation to perform the employee’s duties to the Company, or breach of any material Company policies.

•	“material change in terms of employment” shall occur if one of the following events occurs without the employee’s consent:

	(i)	base salary is materially reduced from that in effect immediately prior to the Change in Control;

	(ii)	if as of the Change in Control they are employed at the director level or above, they are subject to a material reduction in their duties (including responsibilities and/or authority);

	(iii)	their principal work location is to be moved to a location that is either more than 45 miles from their principal work location immediately prior to the Change in Control or more than 30 miles farther from their principal weekday residence than was their principal work location immediately prior to the Change in Control; or

	(iv)	the Company or the Company’s successor or acquirer materially breaches the terms of any employment or similar service agreement with the employee.

Additionally, in order for the resignation to be deemed due to a material change in terms of their employment, the employee must provide written notice to the Company’s General Counsel within 30 days after the first occurrence of the event giving rise to a material change in their terms of employment setting forth the basis for their resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the employee’s resignation from all positions they then hold with the Company is effective not later than 90 days after the expiration of the cure period.

Upon a Change in Control Triggering Event, each of our Named Executive Officers is entitled to a severance payment equal to 15 months (18 months, with respect to Dr. Scarlett) of his or her base salary then in effect as of such Change in Control Triggering Event and payment of COBRA premiums for up to 15 months (18 months, with respect to Dr. Scarlett), which is consistent with severance plans offered at companies similar in size in our industry and competitive market environment. Payment of any benefits under the Amended Severance Plan is conditioned on the timely provision of an effective release of claims against Geron. Severance benefits provided under the employment agreements with our Named Executive Officers are generally reduced by the same type of severance payments a Named Executive Officer is entitled to receive under the Amended Severance Plan to avoid duplication of benefits.

Equity Plans

As set forth in each individual stock option or restricted stock award agreement under the 2011 Plan, in the event of a Change in Control of Geron (defined below), the vesting of each outstanding option and award held by all employees and outside directors will accelerate so that each option shall become fully exercisable for all of the outstanding shares subject to such option immediately prior to the consummation of such transaction and each other type of award shall be fully vested with all forfeiture restrictions on any or all of such awards to lapse. For purposes of the 2011 Plan, a “Change in Control” generally means and includes each of the following:

a)	as a result of any merger or consolidation, the voting securities of Geron outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 49% of the combined voting power of the voting securities of Geron or such surviving or acquiring entity outstanding immediately after such merger or consolidation;
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b)	during any period of 24 consecutive calendar months, the individuals who at the beginning of such period constitute the board of directors, and any new directors whose election by such board of directors or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such board of directors who were either directors on such board of directors at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof;

c)	any individual, entity or group becomes the beneficial owner of more than 20% of the then outstanding shares of Geron Common Stock;

d)	any sale of all or substantially all of the assets of Geron; or

e)	the complete liquidation or dissolution of Geron.

In the event of a merger, acquisition or similar change in control, the 2002 Equity Incentive Plan and the 2006 Directors’ Plan provide through each respective plan or the individual stock option or restricted stock award agreement or both, that each outstanding option and award held by all employees or outside directors will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan and the 2006 Directors’ Plan provide that all of the outstanding repurchase rights of Geron with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock under the 2002 Equity Incentive Plan and the 2006 Directors’ Plan, will terminate.

In the event an employee or outside director experiences a termination of service as a result of the employee’s or outside director’s total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code) or death, the 2011 Plan, the 2002 Equity Incentive Plan and the 2006 Directors’ Plan provide through each respective plan or the individual stock option or restricted stock award agreement or both, that the portion of each outstanding option and award held by such employee or outside director that would have vested during the 36 months after the date of such employee’s or outside director’s termination of service, will automatically vest. The options and awards that were already vested upon the date of termination and those that automatically vested in connection with an employee’s total and permanent disability or death will remain exercisable until the earlier of the second anniversary of the date of termination and the original expiration date of such option or award. For an outside director, the post-termination exercise period is the earlier of the third anniversary of the date of termination and the original expiration date of such option or award.

Potential Payments Table

The table below summarizes potential maximum payments under the Amended Severance Plan, individual employment agreements or equity plans, as applicable, for our Named Executive Officers if a qualifying termination and/or change in control event had occurred on December 30, 2016, the last business day of our last completed fiscal year.

			Continued
			Healthcare	Option
Named Executive Officer	Qualifying Event	Severance	Benefits	Vesting	Total
John A. Scarlett, M.D.	Covered Termination – No Change in Control(1)	$1,617,720	$47,573	$—	$1,665,293
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	1,617,720	71,360	31,825	1,720,905
	Without Termination – With Change in Control(3)	—	—	31,825	31,825
	Death(4)	—	—	31,825	31,825
	Disability(5)	—	—	31,825	31,825

Olivia K. Bloom	Covered Termination – No Change in Control(1)	$561,440	$26,420	$—	$587,860
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	658,240	33,026	9,334	700,600
	Without Termination – With Change in Control(3)	—	—	9,334	9,334
	Death(4)	—	—	9,334	9,334
	Disability(5)	—	—	9,334	9,334
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			Continued
			Healthcare	Option
Named Executive Officer	Qualifying Event	Severance	Benefits	Vesting	Total
Melissa A. Kelly Behrs	Covered Termination – No Change in Control(1)	$541,430	$41,103	$—	$582,533
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	634,780	51,378	7,000	693,158
	Without Termination – With Change in Control(3)	—	—	7,000	7,000
	Death(4)	—	—	7,000	7,000
	Disability(5)	—	—	7,000	7,000

Andrew J. Grethlein, Ph.D.	Covered Termination – No Change in Control(1)	$583,045	$36,348	$—	$619,393
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	683,570	45,435	7,000	736,005
	Without Termination – With Change in Control(3)	—	—	7,000	7,000
	Death(4)	—	—	7,000	7,000
	Disability(5)	—	—	7,000	7,000

Stephen N. Rosenfield, J.D.	Covered Termination – No Change in Control(1)	$479,950	$1,897	$—	$481,847
	Termination Without Cause or for Good Reason – With Change in Control(2)(3)	562,700	2,372	9,800	574,872
	Without Termination – With Change in Control(3)	—	—	9,800	9,800
	Death(4)	—	—	9,800	9,800
	Disability(5)	—	—	9,800	9,800

(1)	Amounts represent lump-sum severance payments, target annual incentive bonus and continued healthcare benefits that could be paid to a Named Executive Officer upon a Covered Termination as of December 30, 2016, not in connection with a change in control transaction. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(2)	Amounts represent lump-sum severance payments, target annual incentive bonus, continued healthcare benefits and the intrinsic value of acceleration of unvested stock options, based on a market value of $2.07 per share of Common Stock as of December 30, 2016, that could be paid to a Named Executive Officer under such Named Executive Officer’s employment agreement and/or our Amended Severance Plan in the event of a Covered Termination or Change in Control Triggering Event on December 30, 2016, as applicable. Any payments made under a Named Executive Officer’s employment agreement would be deducted from payments due under the Amended Severance Plan. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(3)	Amounts represent or include, as applicable, the intrinsic value of unvested stock options that would become fully vested and exercisable upon a change in control regardless of termination, based on a market value of $2.07 per share of Common Stock as of December 30, 2016. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(4)	Amounts represent or include, as applicable, the intrinsic value of unvested stock options that would become fully vested and exercisable upon a termination of service as a result of death, based on a market value of $2.07 per share of Common Stock as of December 30, 2016. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

(5)	Amounts represent or include, as applicable, the intrinsic value of unvested stock options that would become fully vested and exercisable upon a termination of service as a result of total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), based on a market value of $2.07 per share of Common Stock as of December 30, 2016. The amounts in this row do not include any value associated with the extension, if any, of the post-termination exercise period applicable to the Named Executive Officers’ stock options.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE THE FREQUENCY OF

HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

At the 2011 Annual Meeting of Stockholders, we requested that our stockholders indicate, on an advisory basis, the preferred frequency of the “say-on-pay” vote. In response to stockholders’ preference for an annual vote, the Board approved a policy to hold a “say-on-pay” advisory vote every year.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require a company to seek a non-binding, advisory vote on the frequency of the “say-on-pay” vote at least once every six years. Accordingly, the Board is presenting stockholders the opportunity to vote on whether they would prefer an advisory vote on executive compensation once every one, two or three years.

Advisory Vote and Board Recommendation

After careful consideration of the frequency alternatives, the Board continues to believe that conducting an advisory vote on executive compensation on an annual basis is appropriate for Geron and its stockholders, and is therefore recommending that stockholders vote every year as the preferred frequency for holding advisory votes on executive compensation. Stockholders are being asked to indicate their own choice among the frequency options. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or you may abstain from voting.

While the Board believes that its recommendation is appropriate at this time, our stockholders are not voting to approve or disapprove the Board’s recommendation, but are instead being asked to indicate their own choice as to whether the advisory vote on executive compensation should be held every one, two or three years. The option, if any, among those choices that receives the votes of the holders of a majority of the shares present or represented, in person or by proxy, at the Annual Meeting will be considered the frequency approved by our stockholders. Abstentions will be counted towards the vote total, but will not be counted as a vote in favor of any of the frequency options, and thus will have the effect of reducing the likelihood that any frequency option receives a majority vote. Broker non-votes will have no effect on this proposal.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or Geron, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.

The Board of Directors Unanimously Recommends That

Stockholders Vote every “1 YEAR” for Proposal 3

PROPOSAL 4

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

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We have been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in Geron or our affiliates.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Geron and our stockholders.

Vote Required and Board Recommendation

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at this meeting. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors Unanimously Recommends

That Stockholders Vote FOR Proposal 4

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter. The Chairperson of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project.

Audit Fees and All Other Fees

The Audit Committee approved 100% of all audit and other services provided by Ernst & Young LLP in 2016 and 2015. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2015
Audit Fees(1)	$465,000	$530,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	940

(1)	Audit Fees include the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Amounts represent fees for access to Ernst & Young’s technical research portal.
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AUDIT COMMITTEE REPORT

The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of NASDAQ. The Audit Committee operates pursuant to a written charter adopted and amended by the Board in December 2016. A copy of the Audit Committee’s amended and restated charter is available on our website at www.geron.com.

The members of the Audit Committee are Ms. Eastham (Chairperson), Dr. Lawlis and Mr. Bradbury. The Board has determined that all members of the Audit Committee are financially literate as required by NASDAQ. The Board has also determined that Ms. Eastham and Mr. Bradbury are audit committee financial experts as defined by NASDAQ.

The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities regarding:

(i)	the quality and integrity of our financial statements,

(ii)	our compliance with legal and regulatory requirements,

(iii)	the qualifications and independence of the independent registered public accounting firm serving as our auditors and

(iv)	the performance of the independent registered public accounting firm.

Management is responsible for Geron’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Geron’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2016 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board, other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.

4)	The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the independent auditor’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Geron’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Submitted on February 17, 2017 by the members of the Audit Committee of Geron’s Board of Directors.

Karin Eastham (Chairperson)
Daniel M. Bradbury
V. Bryan Lawlis, Ph.D.

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EQUITY COMPENSATION PLANS

The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	19,125,287	(2)	$3.15	10,485,650	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	19,125,287		$3.15	10,485,650

(1)	The table does not include information regarding Geron’s 401(k) Plan. The Geron 401(k) Plan permits us to make matching contributions on behalf of plan participants, which matching contributions can be made in Common Stock that vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. As of December 31, 2016, there were approximately 660,891 shares of Common Stock held in this plan.

(2)	Consists of 872,494 shares to be issued upon exercise of outstanding options under the 2002 Equity Incentive Plan, 17,390,918 shares to be issued upon exercise of outstanding options under the 2011 Plan, and 861,875 shares to be issued upon exercise of outstanding options under the 2006 Directors’ Plan.

(3)	Consists of 915,115 shares of Common Stock available for issuance under the 2014 Employee Stock Purchase Plan, including an estimated 62,000 shares subject to purchase during the current offering period that commenced January 1, 2017 and ends on June 30, 2017, and 9,570,535 shares of Common Stock available for issuance under the 2011 Plan.
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   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to us, are beneficially owned by: (i) each person, or group of affiliated persons, who is known by us to be a beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and nominees for director, (iii) each of our Named Executive Officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of January 31, 2017.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Directors/Nominees and Named Executive Officers:
Daniel M. Bradbury(2)	328,638	*
Karin Eastham(3)	289,547	*
Hoyoung Huh, M.D., Ph.D.(4)	451,619	*
V. Bryan Lawlis, Ph.D.(5)	210,000	*
Susan M. Molineaux, Ph.D.(6)	231,650	*
Robert J. Spiegel, M.D., FACP(7)	258,739	*
Melissa A. Kelly Behrs(8)	1,487,989	*
Olivia K. Bloom(9)	1,369,376	*
Andrew J. Grethlein, Ph.D.(10)	1,372,475	*
Stephen N. Rosenfield, J.D.(11)	1,568,832	*
John A. Scarlett, M.D.(12)	4,465,417	2.7%
All directors and executive officers as a group (11 persons)(13)	12,034,282	7.1%
5% Beneficial Holders:
FMR LLC(14)	23,709,425	14.9%
245 Summer Street, Boston, MA 02210
BlackRock, Inc.(15)	11,881,291	7.5%
55 East 52nd Street, New York, NY 10055

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock exercisable pursuant to the exercise of options held by that person that are currently exercisable or exercisable within 60 days of January 31, 2017 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. Applicable percentages are based on 159,158,636 shares outstanding on January 31, 2017, adjusted as required by rules promulgated by the SEC. The persons named in this table, to the best of our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)	Consists of 142,776 shares held directly by Daniel M. Bradbury, 10,862 shares held by The Bradbury Family Trust and 175,000 shares issuable upon the exercise of outstanding options held by Mr. Bradbury exercisable within 60 days of January 31, 2017.

(3)	Consists of 39,047 shares held directly by Karin Eastham and 250,500 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of January 31, 2017.

(4)	Consists of 119,119 shares held by Hoyoung Huh and 332,500 shares issuable upon the exercise of outstanding options held by Dr. Huh exercisable within 60 days of January 31, 2017.

(5)	Consists of 210,000 shares issuable upon the exercise of outstanding options held by V. Bryan Lawlis exercisable within 60 days of January 31, 2017.
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(6)	Consists of 56,650 shares held by the Molineaux Family Trust and 175,000 shares issuable upon the exercise of outstanding options held by Dr. Molineaux exercisable within 60 days of January 31, 2017.

(7)	Consists of 48,739 shares held directly by Robert J. Spiegel and 210,000 shares issuable upon exercise of outstanding options held by Dr. Spiegel exercisable within 60 days of January 31, 2017.

(8)	Consists of 123,614 shares held directly by Melissa A. Kelly Behrs and 1,364,375 shares issuable upon exercise of outstanding options held by Ms. Behrs exercisable within 60 days of January 31, 2017.

(9)	Consists of 115,839 shares held directly by Olivia K. Bloom and 1,253,537 shares issuable upon the exercise of outstanding options held by Ms. Bloom exercisable within 60 days of January 31, 2017.

(10)	Consists of 2,267 shares held directly by Andrew J. Grethlein and 1,370,208 shares issuable upon the exercise of outstanding options held by Dr. Grethlein exercisable within 60 days of January 31, 2017.

(11)	Consists of 17,624 shares held directly by Stephen N. Rosenfield and 1,551,208 shares issuable upon the exercise of outstanding options held by Mr. Rosenfield exercisable within 60 days of January 31, 2017.

(12)	Consists of 125,000 shares held by the John A. Scarlett III 1999 Trust and 4,340,417 shares issuable upon exercise of outstanding options held by Dr. Scarlett exercisable within 60 days of January 31, 2017.

(13)	Consists of shares beneficially owned by our current directors and executive officers as described in footnotes (2) through (12).

(14)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by FMR LLC (“FMR”) on February 14, 2017, reporting beneficial ownership as of December 31, 2016. The Schedule 13G/A filed by the reporting person provides information only as of December 31, 2016, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2016 and January 31, 2017. FMR has sole voting power with respect to none of the shares and sole dispositive power with respect to all of the shares. FMR is the beneficial owner of 23,709,425 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders” voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(15)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 24, 2017, reporting beneficial ownership as of December 31, 2016. The Schedule 13G/A filed by the reporting person provides information only as of December 31, 2016, and, consequently, the beneficial ownership of the above-mentioned reporting person may have changed between December 31, 2016 and January 31, 2017. BlackRock has sole voting power with respect to 11,605,454 shares and sole dispositive power with respect to all of the shares. BlackRock is the beneficial owner of 11,881,291 shares.
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CERTAIN TRANSACTIONS

Certain Transactions With or Involving Related Persons

There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of our Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than with respect to compensation arrangements described under the sections entitled “Executive Compensation Tables” and “Compensation of Directors.”

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving all related party transactions, which would include a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000, not including transactions involving compensation for services provided to Geron as an employee, director, consultant or similar capacity by a related person. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on the Corporate Governance page under the Investor Relations section of our website at www.geron.com.

Where a transaction has been identified as a related-person transaction, management would present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation would include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to Geron of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Audit Committee relies on information supplied by Geron’s executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

(i)	the risks, costs and benefits to Geron;

(ii)	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

(iii)	the terms of the transaction;

(iv)	the availability of other sources for comparable services or products; and

(v)	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of Geron and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Geron Common Stock and other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from such directors, executive officers and stockholders that no other reports were required, we believe that during fiscal year ended December 31, 2016, all Reporting Persons complied with the applicable Section 16(a) reporting requirements.

Stockholder Nominations and Proposals for 2018 Annual Meeting

We expect to hold our 2018 Annual Meeting of Stockholders in May 2018. All proposals or director nominations by stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be directed to the attention of our Corporate Secretary, at the address set forth on the first page of this Proxy Statement.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 28, 2017, to our Corporate Secretary at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California, 94025, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. However, if our 2018 Annual Meeting of Stockholders is not held between April 9, 2018 and June 8, 2018, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

If you wish to bring a proposal before the stockholders or nominate a director at the 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not earlier than the close of business on January 9, 2018 and not later than the close of business on February 8, 2018. However, if the 2018 Annual Meeting of Stockholders is not held between April 9, 2018 and June 8, 2018, the notice must be delivered no later than the 90th day prior to the 2018 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2018 Annual Meeting of Stockholders is made. In addition, our Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:

•	name and address;

•	the class and number of shares of the Company, owned of record or beneficially owned;

•	any derivative, swap or other transaction which gives economic risk similar to ownership of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, the voting power with respect to, and certain other arrangements or agreements with respect to, shares of the Company;

•	any performance-related fees that the proposing/nominating person is entitled, based on any increase or decrease in the value of any shares of the Company; and

•	any other information required by the SEC to be disclosed in a proxy statement or certain other filings. The stockholder’s notice must also include information for each proposed director nominee, including:

-	the same information as for the nominating person set forth above;
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-	all information required to be disclosed in a proxy statement in connection with election of directors; and

-	financial or other relationships between the nominating person and the nominee during the past three years.

Copies of our Bylaws may be obtained from our Corporate Secretary.

Director Nominees Recommended by Stockholders

The Nominating and Corporate Governance Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee should send written notice to the Nominating and Corporate Governance Committee Chairman, Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner, and all information regarding the nominee that would be required to be included in the Company’s proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any directorships held by the nominee during the past five years. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder or not.

Director Qualifications

The Nominating and Corporate Governance Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee:

•	must meet the objective independence requirements set forth by the SEC and NASDAQ,

•	must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices,

•	must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and

•	must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

In addition, the Nominating and Corporate Governance Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in our industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of our operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating and Corporate Governance Committee does not specifically consider diversity in identifying nominees for election as a director. However, specific experience or expertise that could assist Geron in developing our clinical product opportunity provides added value and insight to the Board. In general, the Nominating and Corporate Governance Committee aspires the Board to be comprised of individuals that represent a diversity

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of professional experiences and perspectives and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at Geron.

Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

General

Your proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies will be voted at the Annual Meeting (or an adjournment or postponement thereof), “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2 and 4, and every “1 YEAR” for Proposal 3. If any matter other than those described in this Proxy Statement were to be properly submitted for a vote at the Annual Meeting, or with respect to any adjournment or postponement thereof, the proxy holders appointed by the Board will have the discretion to vote on those matters for you as they see fit.

By Order of the Board of Directors,

Stephen N. Rosenfield
Executive Vice President, General Counsel
and Corporate Secretary

March 24, 2017

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GERON CORPORATION

C/O COMPUTERSHARE

8742 LUCENT BLVD., SUITE 225

HIGHLANDS RANCH, CO 80129

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
E18532-P86325	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GERON CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the following:						number(s) of the nominee(s) on the line below.

1.	To elect the three nominees for director named in the accompanying proxy statement, or the Proxy Statement, to hold office as Class III members of the Board of Directors until the 2020 annual meeting of stockholders.		☐	☐	☐
Nominees:
	01)	Karin Eastham
	02)	V. Bryan Lawlis, Ph.D.
	03)	Susan M. Molineaux, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 Year	2 Years	3 Years	Abstain

3.	To approve, on an advisory basis, the frequency of holding future advisory votes on executive compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appear(s) hereon, and returned in the enclosed envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Letter to Stockholders, Notice and 2017 Proxy Statement, and 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

E18533-P86325

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GERON CORPORATION

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2017

The undersigned stockholder of Geron Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2017, and hereby appoints John A. Scarlett, M.D., and Stephen N. Rosenfield J.D., or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2017 Annual Meeting of Stockholders of Geron Corporation to be held on May 9, 2017, at 4:00 p.m. Pacific Daylight Time at the Company’s offices located at 149 Commonwealth Drive, Menlo Park, California 94025 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows:

•	“FOR” the election of the three nominees for director named in the accompanying Proxy Statement to hold office as Class III members of the Board of Directors until the 2020 annual meeting of stockholders;
•	“FOR” proposal 2, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement;
•	Every “ONE YEAR” with regard to proposal 3, the advisory vote to approve the frequency of holding future advisory votes on executive compensation;
•	“FOR” proposal 4, to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

V.1.1